EXHIBIT 99.2


            REORGANIZATION AND MERGER AGREEMENT DATED APRIL 23, 1998

        -----------------------------------------------------------


                    REORGANIZATION AND MERGER AGREEMENT

                                 By and Among

                            AMBANC HOLDING CO., INC.
                                    AND
                          AMSTERDAM SAVINGS BANK, FSB


                                    And


                           AFSALA BANCORP, INC.
                                    AND
                          AMSTERDAM FEDERAL BANK



                         Dated as of April 23, 1998


        -----------------------------------------------------------

                                TABLE OF CONTENTS

------------------------------------------------------------------------------

ARTICLE I     THE MERGER AND RELATED MATTERS......................................................................2
     1.1     Merger: Surviving Institution........................................................................2
     1.2     Effective Time of the Merger.........................................................................2
     1.3     Conversion of Shares.................................................................................3
     1.4     Surviving Corporation in the Acquisition Merger......................................................3
     1.5     Authorization for Issuance of Ambanc Common Stock;
             Exchange of Certificates.............................................................................5
     1.6     No Fractional Shares.................................................................................6
     1.7     Shareholders' Meeting................................................................................7
     1.8     Company Stock Options................................................................................7
     1.9     Registration Statement; Prospectus/Proxy Statement...................................................7
     1.10    Cooperation; Regulatory Approvals....................................................................8
     1.11    Closing..............................................................................................9
     1.12    Closing of Transfer Books............................................................................9
     1.13    Bank Merger..........................................................................................9
     1.14    Option Agreement....................................................................................10

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF COMPANY
            AND SAVINGS..........................................................................................10
     2.1    Organization, Good Standing, Authority, Insurance, Etc...............................................10
     2.2    Capitalization.......................................................................................11
     2.3    Ownership of Subsidiaries............................................................................11
     2.4    Financial Statements and Reports.....................................................................12
     2.5    Absence of Changes...................................................................................13
     2.6    Prospectus/Proxy Statement...........................................................................13
     2.7    No Broker's or Finder's Fees.........................................................................13
     2.8    Litigation and Other Proceedings.....................................................................14
     2.9    Compliance with Law..................................................................................14
     2.10   Corporate Actions....................................................................................14
     2.11   Authority............................................................................................15
     2.12   Employment Arrangements..............................................................................15
     2.13   Employee Benefits....................................................................................16
     2.14   Information Furnished................................................................................17
     2.15   Property and Assets..................................................................................18
     2.16   Agreements and Instruments...........................................................................18
     2.17   Material Contract Defaults...........................................................................18
     2.18   Tax Matters..........................................................................................19
     2.19   Environmental Matters................................................................................19
     2.20   Loan Portfolio:  Portfolio Management................................................................20
     2.21   Real Estate Loans and Investments....................................................................20
     2.22   Derivatives Contracts................................................................................20
     2.23   Insurance............................................................................................21

ARTICLE III REPRESENTATIONS AND WARRANTIES OF AMBANC AND
            THE BANK.............................................................................................21
     3.1    Organization, Good Standing, Authority, Insurance, Etc...............................................21
     3.2    Capitalization.......................................................................................22
     3.3    Ownership of Subsidiaries............................................................................22
     3.4    Financial Statements and Reports.....................................................................22
     3.5    Absence of Changes...................................................................................23
     3.6    Prospectus/Proxy Statement...........................................................................24
     3.7    No Broker's or Finder's Fees.........................................................................24
     3.8    Compliance With Law..................................................................................24
     3.9    Corporate Actions....................................................................................25
     3.10   Authority............................................................................................25
     3.11   Information Furnished................................................................................25
     3.12   Litigation and Other Proceedings.....................................................................26
     3.13   Agreements and Instruments...........................................................................26
     3.14   Tax Matters..........................................................................................26
     3.15   Property and Assets..................................................................................26

     3.16   Derivatives Contracts................................................................................26
     3.17   Insurance............................................................................................27
     3.18   Employee Benefits....................................................................................27
     3.19   Material Contract Defaults...........................................................................28
     3.20   Tax Matters..........................................................................................28
     3.21   Environmental Matters................................................................................28
     3.22   Loan Portfolio:  Portfolio Management................................................................28

ARTICLE IV COVENANTS.............................................................................................29
     4.1   Investigations; Access and Copies.....................................................................29
     4.2   Conduct of Business Prior to Closing..................................................................29
     4.3   No Solicitation.......................................................................................31
     4.4   Shareholder Approval..................................................................................31
     4.5   Filing of Holding Company and Merger Applications.....................................................32
     4.6   Consents..............................................................................................32
     4.7   Resale Letter Agreements..............................................................................32
     4.8   Publicity.............................................................................................32
     4.9   Cooperation Generally.................................................................................32
     4.10  Additional Financial Statements and Reports...........................................................32
     4.11  Stock Listing.........................................................................................33
     4.12  Allowance for Loan and Real Estate Owned Losses.......................................................33
     4.13  D&O Indemnification and Insurance.....................................................................33
     4.14  Tax Treatment.........................................................................................34
     4.15  Update Disclosure.....................................................................................34
     4.16  Company's Employee Plans and Benefit Arrangements.....................................................34
     4.17  Amendment of Savings' Federal Stock Charter...........................................................35
     4.18  Environmental Reports.................................................................................35
     4.19  Advisory Board of Directors...........................................................................36
     4.20  Appointment of President and CEO......................................................................36
     4.21  Approvals and Registration............................................................................36
     4.22  Notice of Adverse Changes.............................................................................37
     4.23  Further Actions.......................................................................................37
     4.24  Further Transactions..................................................................................38

ARTICLE V  CONDITIONS TO THE MERGER; TERMINATION OF AGREEMENT....................................................38
     5.1   General Conditions....................................................................................38
     5.2   Conditions to Obligations of Ambanc and Bank..........................................................39
     5.3   Conditions to Obligations of Company and Savings......................................................41
     5.4   Termination of Agreement and Abandonment of Merger....................................................43

ARTICLE VI TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES.......................................................46
     6.1   Termination; Lack of Survival of Representations and Warranties.......................................46
     6.2   Payment of Expenses...................................................................................46

ARTICLE VII CERTAIN POST-MERGER AGREEMENTS.......................................................................46
     7.1   Reports to the SEC....................................................................................46
     7.2   Employees.............................................................................................46

ARTICLE VIII GENERAL.............................................................................................47
     8.1   Amendments............................................................................................47
     8.2   Confidentiality.......................................................................................47
     8.3   Governing Law.........................................................................................47
     8.4   Notices...............................................................................................48
     8.5   No Assignment.........................................................................................48
     8.6   Headings..............................................................................................49
     8.7   Counterparts..........................................................................................49
     8.8   Construction and Interpretation.......................................................................49
     8.9   Entire Agreement......................................................................................49
     8.10  Severability..........................................................................................49
     8.11  No Third Party Beneficiaries..........................................................................49
     8.12  Enforcement of Agreement..............................................................................49

  Schedules:

  Schedule I     Disclosure Schedule for the Company and Savings
  Schedule II     Disclosure Schedule for Ambanc and the Bank
  Schedule 4.2
  Schedule 4.7
  Schedule 4.16

Exhibits:
  Exhibit 1.1(a)  Bank Plan of Merger
  Exhibit 1.14    Option Agreement
  Exhibit 5.2(a)  Form of Opinion of Counsel for the Company
  Exhibit 5.3(a)  Form of Opinion of Counsel for Ambanc

                      REORGANIZATION AND MERGER AGREEMENT
==============================================================================

     THIS REORGANIZATION AND MERGER AGREEMENT ("Agreement") is dated as of April 23, 1998, by and among AMBANC HOLDING CO., INC., a Delaware corporation ("Ambanc"), and AMSTERDAM SAVINGS BANK, FSB, a Federally chartered savings bank and wholly-owned subsidiary of Ambanc ("Bank"); and AFSALA BANCORP, INC., a Delaware corporation ("Company"), and AMSTERDAM FEDERAL BANK, a Federally chartered savings bank and wholly-owned subsidiary of Company ("Savings").

     WHEREAS, Ambanc, a unitary savings and loan holding company, with principal offices in Amsterdam, New York, owns all of the issued and outstanding capital stock of Bank, with its principal offices in Amsterdam, New York.

     WHEREAS, the Company, a non-diversified, unitary savings and loan holding company, with its principal offices in Amsterdam, New York, owns all of the issued and outstanding capital stock of Savings, with its principal offices in Amsterdam, New York;

     WHEREAS, Ambanc and the Company desire to combine their respective holding companies through a tax-free exchange so that the respective shareholders of both Ambanc and the Company will have an equity ownership in the combined holding company;

     WHEREAS, following the combination of Ambanc and the Company, it is intended that Bank and Savings will be merged such that the resulting holding company will retain the advantage of a unitary savings and loan holding company status and that the resulting savings institution will achieve certain economies of scale and efficiencies as a result of such subsequent merger;

     WHEREAS, it is intended that to accomplish this result, the Company will be acquired by means of a merger (the "Acquisition Merger") of the Company with and into Ambanc, followed by the merger of Savings with and into the Bank (the "Bank Merger"). The Acquisition Merger and the Bank Merger are collectively referred to as the "Merger";

     WHEREAS, it is intended that for federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code;

     WHEREAS, as an inducement to and condition of Ambanc's willingness to enter into this Agreement, the Company will grant to Ambanc, on the date after the date of this Agreement, an option pursuant to the Stock Option Agreement, the form of which is attached hereto as Exhibit 1.14 (the "Option Agreement"); and

     WHEREAS, the Boards of Directors of Ambanc and the Company have determined that this Agreement and the transactions contemplated hereby are in the best interests of Ambanc and the Company, respectively, and their respective Boards of Directors and have approved this Agreement and the Option Agreement. Consummation of the Merger is subject to the prior approval of the Office of Thrift Supervision ("OTS") and the approval of this Agreement by the stockholders of Ambanc and the Company, among other conditions specified herein.

     NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                ARTICLE I


                       THE MERGER AND RELATED MATTERS

     1.1     Merger: Surviving Institution.  Subject to the terms and
            ------------------------------
conditions of this Agreement, and pursuant to the provisions of the Delaware General Corporation Law ("DGCL"), the Home Owners Loan Act, as amended ("HOLA"), and the rules and regulations promulgated thereunder (the "Thrift Regulations"),
(a) at the Acquisition Merger Effective Time (as hereinafter defined), the Company shall be merged with and into Ambanc pursuant to the terms and conditions set forth herein, (b) the separate corporate existence of the Company shall cease and Ambanc shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation"), and (c) thereafter, at the Bank Merger Effective Time (as hereinafter defined) Savings shall be merged with and into the Bank pursuant to the terms and conditions set forth herein and in a plan of merger set forth in Exhibit 1.1(b) (the "Bank Plan of Merger"). The Acquisition Merger shall have the effects specified in the DGCL and Section 1.4(e) hereof. Upon consummation of the Bank Merger, the separate existence of Savings shall cease and the Bank shall continue as the surviving institution of the Bank Merger. The name of the Bank, as the surviving institution of the Bank Merger, shall be mutually agreed upon. From and after the Bank Merger Effective Time, the Bank, as the surviving institution of the Bank Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of the Bank and Savings, all as more fully described in the Thrift Regulations, Section 1.13 hereof and the Bank Plan of Merger. Ambanc may at any time change the method of effecting the Merger if and to the extent it deems such change to be necessary, provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of Company common stock as provided for in this Agreement, (B) adversely affect the tax treatment to Company shareholders as a result of receiving the consideration described in Section 1.3 herein or (C) materially impede or delay receipt of any approval referred to in Section 5.1 hereof or the consummation of the transactions contemplated by this Agreement.

     1.2     Effective Time of the Merger.  As soon as practicable after each
            -----------------------------
of the conditions set forth in Article V hereof have been satisfied or waived, Ambanc and the Company will file, or cause to be filed, a certificate of merger with appropriate authorities of Delaware for the Acquisition Merger and articles of combination with the OTS for the Bank Merger, which certificate of merger and articles of combination shall in each case be in the form required by and executed in accordance with applicable provisions of Delaware law and the Thrift Regulations, respectively. The Acquisition Merger shall become effective at the time the certificate of merger is filed with the appropriate authorities of Delaware (the "Acquisition Merger Effective Time"), which shall be immediately following the Closing (as defined in Section 1.11 herein) and on the same day as the Closing if practicable. The Bank Merger shall become effective at the time the articles of combination for such merger are endorsed by the OTS pursuant to
Section 552.13(k) of the Thrift Regulations (the "Bank Merger Effective Time"). The parties shall cause the Acquisition Merger to become effective prior to the Bank Merger.

     1.3     Conversion of Shares.
             --------------------

          (a)(i) At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger and without any action on the part of Ambanc or the Company or the holders of shares of Ambanc or Company common stock, each outstanding share of Company common stock issued and outstanding immediately prior to the Acquisition Merger Effective Time shall be converted into and represent solely the right to receive without any action by the holder, 1.06 shares of common stock, $.01 par value, of Ambanc (the "Ambanc Common Stock") (the "Exchange Ratio"), subject to adjustment as provided in clause (a)(iv) of this Section (the "Merger Consideration").

               (ii) Any shares of Company common stock which are owned or held by the Company or any of its subsidiaries (except shares held in any qualified plan of the Company or any of its subsidiaries or otherwise held in a fiduciary capacity or in satisfaction of a debt previously contracted) or by Ambanc or any of Ambanc's subsidiaries (other than in a fiduciary capacity) at the Acquisition Merger Effective Time shall cease to exist, and the certificates for such shares shall as promptly as practicable be canceled and no shares of capital stock of Ambanc shall be issued or exchanged therefor.

               (iii) At the Acquisition Merger Effective Time, the holders of certificates representing shares of the Company's common stock (the "Company Common Stock") shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration as provided herein.

               (iv) If the holders of Ambanc Common Stock shall have received or shall have become entitled to receive, without payment therefor, during the period commencing within five days prior to the date hereof and ending with the Acquisition Merger Effective Time, additional shares of common stock or other securities for their stock by way of a stock split, stock dividend, reclassification, combination of shares, spinoff or similar corporate rearrangement or Ambanc shall exchange Ambanc Common Stock for a different number or kind of shares or securities ("Stock Adjustment"), then the amount of Ambanc Common Stock to be exchanged at the Acquisition Merger Effective Time for Company Common Stock shall be proportionately adjusted to take into account such Stock Adjustment.

     1.4     Surviving Corporation in the Acquisition Merger.
             -----------------------------------------------

          (a) The name of the Surviving Corporation shall be Ambanc Holding Co., Inc.

          (b)  The  Certificate  of   Incorporation   of  Ambanc  as  in  effect
immediately prior to the Acquisition Merger Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until amended as provided therein or by law.

          (c) The bylaws of Ambanc as in effect immediately prior to the Acquisition Merger Effective Time shall thereafter be the bylaws of the Surviving Corporation, until amended as provided therein or by law.

          (d) The directors and officers of Ambanc immediately prior to the Acquisition Merger Effective Time shall be the directors and officers, respectively, of the Surviving Corporation following the Acquisition Merger, until their successors shall be duly elected and qualified or otherwise duly selected. In addition, the Surviving Corporation shall create four new positions on its Board of Directors, on or prior to the Acquisition Merger Effective Time, and shall appoint those four persons selected by the Company, in consultation with Ambanc, to the Board of Directors of the Surviving Corporation, for terms of office to be agreed upon, it being understood that at least one of the four persons selected by the Company will include the Company's current President and Chief Executive Officer. By January 1, 1999, or sooner by mutual consent, Ambanc's Board of Directors shall appoint John M. Lisicki as President and Chief Executive Officer of Ambanc. In addition, Benjamin W. Ziskin and James J. Alescio shall become executive officers of the Surviving Corporation with the titles, and under the terms and conditions, as set forth in Section 4.16(d) of this Agreement.

          (e)     From and after the Acquisition Merger Effective Time:

               (i) The Surviving Corporation shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of each of Ambanc and the Company, and all obligations belonging or due to each of Ambanc and Company, all of which are vested in the Surviving Corporation without further act or deed. Title to any real estate or any interest in the real estate vested in Ambanc or the Company shall not revert or in any way be impaired by reason of the Acquisition Merger.

               (ii) The Surviving Corporation shall be liable for all the obligations of each of Ambanc and the Company. Any claim existing, or action or proceeding pending, by or against the Company or Ambanc, may be prosecuted to judgment, with right of appeal, as if the Acquisition Merger had not taken place, or the Surviving Corporation may be substituted in its place.

               (iii) All the rights of creditors of each of the Company and Ambanc are preserved unimpaired, and all liens upon the property of the Company and Ambanc are preserved unimpaired, on only the property affected by such liens immediately prior to the Acquisition Merger Effective Time.

     1.5 Authorization for Issuance of Ambanc Common Stock; Exchange of Certificates.
---------------------------------------------------------------------------

          (a) Ambanc shall reserve or will at Closing have available for issuance or reissuance a sufficient number of shares of the Ambanc Common Stock for the purpose of issuing or reissuing its shares of Ambanc Common Stock to the Company's shareholders in accordance with this Article I, including Section 1.8. Immediately prior to the Acquisition Merger Effective Time, Ambanc shall make available for exchange or conversion, by transferring to an exchange agent appointed by Ambanc (the "Exchange Agent") for the benefit of the holders of Company Common Stock: (i) such number of whole shares of Ambanc Common Stock as shall be issuable or reissuable in connection with the payment of the aggregate Merger Consideration, and (ii) such funds as may be payable in lieu of fractional shares of Ambanc Common Stock.

          (b) After the Acquisition Merger Effective Time, holders of certificates theretofore evidencing outstanding shares of Company Common Stock (other than as provided in Section 1.3(a)(ii)), upon surrender of such certificates to the Exchange Agent, shall be entitled to receive certificates representing the number of whole shares of Ambanc Common Stock into which shares of Company Common Stock theretofore represented by the certificates so surrendered shall have been converted, as provided in Section 1.3 hereof and cash payments in lieu of fractional shares as provided in Section 1.6 hereof. As soon as practicable after the Acquisition Merger Effective Time but not later than ten (10) business days thereafter, the Exchange Agent will send a notice and transmittal form to each Company shareholder of record at the Acquisition Merger Effective Time whose Company Common Stock shall have been converted into Ambanc Common Stock advising such shareholder of the effectiveness of the Acquisition Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing Company Common Stock in exchange for new certificates for Ambanc Common Stock and for cash in lieu of any fractional interest. Upon surrender, each certificate evidencing Company common stock shall be canceled.

          (c) Until surrendered as provided in this Section 1.5, each outstanding certificate which, prior to the Acquisition Merger Effective Time, represented Company Common Stock (other than shares canceled at the Acquisition Merger Effective Time pursuant to Section 1.3(a)(ii) hereof) will be deemed for all purposes to evidence ownership of the number of shares of Ambanc Common Stock into which the shares of Company common stock formerly represented thereby were converted and the right to receive cash in lieu of any fractional interest. However, until such outstanding certificates formerly representing Company common stock are so surrendered, no dividend or distribution payable to holders of record of Ambanc Common Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distribution, without interest, theretofore paid with respect to such whole shares of Ambanc Common Stock, but not paid to such holder, and which dividends or distribution had a record date occurring on or subsequent to the Acquisition Merger Effective Time and the amount of any cash, without interest, payable to such holder in lieu of fractional shares pursuant to Section 1.6 hereof. After the Acquisition Merger Effective Time, there shall be no further registration of transfers on the records of the Company of outstanding certificates formerly representing shares of Company Common Stock and, if a certificate formerly representing such shares is presented to Ambanc, it shall be forwarded to the Exchange Agent for cancellation and exchanged for certificates representing shares of Ambanc Common Stock as herein provided.

          (d) All shares of Ambanc Common Stock and cash in lieu of any fractional shares issued and paid upon the surrender for exchange of Company Common Stock in accordance with the above terms and conditions shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

          (e) If any new certificate for Ambanc Common Stock is to be issued in the name other than that in which the certificate surrendered in exchange thereof is registered, it shall be a condition of the issuance therefor that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes, if any, required by reason of the issuance of a new certificate for shares of Ambanc Common Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (f) In the event any certificate for Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Ambanc Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant hereto; provided, however, that Ambanc may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Ambanc, the Company, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

     1.6     No Fractional Shares.  Notwithstanding any term or provision
             --------------------
hereof, no fractional shares of Ambanc Common Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in exchange for any shares of Company Common Stock; no dividend or distribution with respect to Ambanc Common Stock shall be payable on or with respect to any fractional share interests; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a shareholder of Ambanc. In lieu of such fractional share interest, any holder of Company common stock who would otherwise be entitled to a fractional share of Ambanc Common Stock will, upon surrender of his certificate or certificates representing Company Common Stock outstanding immediately prior to the Acquisition Merger Effective Time, be paid the applicable cash value of such fractional share interest, which shall be equal to the product of the fraction multiplied by the average closing price of the Ambanc Common Stock as reported on the Nasdaq Stock Market for the five trading days immediately preceding the Acquisition Merger Effective Time. For the purposes of determining any such fractional share interests, all shares of Company Common Stock owned by a Company shareholder shall be combined so as to calculate the maximum number of whole shares of Ambanc Common Stock issuable to such Company shareholder in the Acquisition Merger.

     1.7     Shareholders' Meeting.  The Company and Ambanc shall, at the
             ---------------------
earliest practicable date after the effectiveness of the Registration Statement (as hereinafter defined), hold a meeting of their shareholders (the "Company Shareholders' Meeting" and "Ambanc Shareholders' Meeting," respectively) to submit for shareholder adoption this Agreement. The affirmative vote of the holders of at least a majority of the issued and outstanding shares of Company Common Stock entitled to vote at the Company Shareholders' Meeting and Ambanc Common Stock entitled to vote at the Ambanc Shareholders' Meeting shall be required for adoption of the Acquisition Merger and all such related matters.

     1.8     Company Stock Options. At the Acquisition Merger Effective Time,
             ---------------------
each option outstanding under the Company's 1997 Stock Option Plan (the "Company Option Plan"), whether or not then exercisable, shall continue outstanding as an option to purchase, in place of the purchase of each share of Company Common Stock, the number of shares (rounded to the nearest whole share) of Ambanc Common Stock that would have been received by the optionee in the Merger had the option been exercised in full (without regard to any limitations contained therein on exercise) for shares of Company Common Stock immediately prior to the Acquisition Merger upon the same terms and conditions under the relevant option as were applicable immediately prior to the Acquisition Merger Effective Time, except for appropriate pro rata adjustments as to the relevant option price for shares of Ambanc Common Stock substituted therefor so that the aggregate option exercise price of shares subject to an option immediately following the assumption and substitution shall be the same as the aggregate option exercise price for such shares immediately prior to such assumption and substitution. Ambanc shall assume at the Acquisition Merger Effective Time each such option and the Company Option Plan. It is intended that the foregoing assumption shall be undertaken consistent with and in a manner that will not constitute a "modification" under Section 424 of the Code as to any stock option which is an "incentive stock option." Ambanc and Company agree to take such actions as shall be necessary to give effect to the foregoing.

     At all times after the Acquisition Merger Effective Time, Ambanc shall reserve for issuance such number of shares of Ambanc Common Stock as are necessary so as to permit the exercise of options granted under the Company Option Plan in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. Ambanc shall make all filings required under federal and state securities laws so as to permit the exercise of such options and the sale of the shares received by the option holder upon such exercise.

     1.9     Registration Statement; Prospectus/Proxy Statement.
             --------------------------------------------------

          (a) For the purposes (i) of registering the Ambanc Common Stock to be issued to holders of Company Common Stock in connection with the Merger and the shares issuable under the Company Option Plan pursuant to Section 1.8 hereof with the Securities and Exchange Commission ("SEC") and with applicable state securities authorities, and (ii) of holding the Company Shareholders' Meeting and the Ambanc Shareholders' Meeting, the parties hereto shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), including the prospectus/proxy statement satisfying all applicable requirements of applicable state laws, and of the Securities Act of 1933, as amended (the "1933 Act") and the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder (such prospectus/proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/Proxy Statement").

          (b) Ambanc shall furnish such information concerning Ambanc and the Ambanc Subsidiaries (as defined in Section 3.1 hereof) as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to such corporations, to comply with Section 1.9(a) hereof. Ambanc agrees promptly to advise the Company if at any time prior to the Company Shareholders' Meeting any information provided by Ambanc in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy or omission. Ambanc shall promptly file such supplemental information as may be necessary in order to cause such Prospectus/Proxy Statement, insofar as it relates to Ambanc and the Ambanc Subsidiaries, to comply with Section 1.9(a).

          (c) The Company shall furnish Ambanc with such information concerning the Company and the Company Subsidiaries (as defined in Section 2.1 hereof) as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to such corporations, to comply with Section 1.9(a) hereof. The Company agrees promptly to advise Ambanc if at any time prior to the Company Shareholders' Meeting and the Ambanc Shareholders' Meeting any information provided by the Company in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect and to provide Ambanc with the information needed to correct such inaccuracy or omission. The Company shall furnish Ambanc with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to the Company and the Company Subsidiaries, to comply with Section 1.9(a).

          (d) Ambanc shall promptly file the Registration Statement with the SEC and applicable state securities agencies. Ambanc shall use all reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and applicable state securities laws at the earliest practicable date. The Company authorizes Ambanc to utilize in the Registration Statement the information concerning the Company and the Company Subsidiaries provided to Ambanc for the purpose of inclusion in the Prospectus/Proxy Statement. The Company shall promptly prepare its proxy statement to be included in the Registration Statement of Ambanc. Ambanc shall have the right to review and approve the form of proxy statement included in the Registration Statement prior to its filing with the SEC and prior to its mailing to Company shareholders. Ambanc shall advise the Company promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and Ambanc shall furnish Company with copies of all such documents. Prior to the Acquisition Merger Effective Time or the termination of this Agreement, each party shall consult with the other with respect to any material (including the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the 1933 Act.

     1.10     Cooperation; Regulatory Approvals.  The parties shall cooperate
              ---------------------------------
and use reasonable best efforts to complete the transactions contemplated hereunder as soon as practicable. Each party shall cause each of their affiliates and subsidiaries to cooperate in the preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the OTS, Federal Trade Commission ("FTC"), Department of Justice ("DOJ"), SEC, applicable Secretary of State, other regulatory authorities, holders of the voting shares of Company Common Stock and Ambanc Common Stock and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Agreement. At the date hereof, none of the parties is aware of any reason that the regulatory approvals required to be obtained by it would not be obtained.

     1.11     Closing.  If (i) this Agreement and the Acquisition Merger have
              -------
been duly approved by the shareholders of the Company and Ambanc and (ii) all relevant conditions of this Agreement have been satisfied or waived, a closing (the "Closing") shall take place as promptly as practicable thereafter at the principal office of Ambanc, or at such other place as Ambanc and the Company shall agree, at which the parties hereto will exchange certificates, opinions, letters and other documents as required hereby and will make the filings described in Section 1.2 hereof. Such Closing will take place as soon as practicable as agreed by the parties, provided, however, that the Closing shall be no more than 30 days after the satisfaction or waiver of all conditions and/or obligations contained in Article V of this Agreement.

     1.12     Closing of Transfer Books.  At the Acquisition Merger Effective
              -------------------------
Time, the transfer books for Company Common Stock shall be closed, and no transfer of shares of Company Common Stock shall thereafter be made on such books.

     1.13     Bank Merger.
              -----------

          (a) At the Bank Merger Effective Time, each share of common stock of Savings ("Savings Common Stock") issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be canceled. No new shares of the capital stock or other securities or obligations of the Bank shall be issued or be deemed issued with respect to or in exchange for such canceled shares, and such canceled shares of Savings Common Stock shall not be converted into any shares or other securities or obligations of the Bank.

          (b) The charter and bylaws of the Bank as in effect immediately prior to the Bank Merger Effective Time shall be the charter and bylaws of the Bank, as the surviving institution of the Bank Merger, until amended as provided therein or by law. As soon as practicable thereafter, the name of the Bank shall be changed to a mutually agreed upon name reflecting the integration of Savings with Bank.

          (c) Except as otherwise provided herein, the directors and officers of the Bank immediately prior to the Bank Merger Effective Time shall be the directors and officers of the Bank, as the surviving institution of the Bank Merger, until their successors shall be duly elected and qualified or otherwise duly selected. In addition the Bank, as the surviving institution, shall create four new positions on its Board of Directors and, on or prior to the Bank Merger Effective Time, shall appoint those four persons selected by Savings, in consultation with the Bank, to the Board of Directors of the surviving institution of the Bank Merger, for terms of office to be agreed upon, it being understood that at least one of the four persons selected by Savings will include Savings current President and Chief Executive Officer. Immediately upon the Bank Merger Effective Time, John M. Lisicki shall become the President and Chief Executive Officer of the Bank. In addition, Benjamin W. Ziskin and James
J. Alescio shall become executive officers of the Bank, as the surviving institution of the Bank Merger, with the titles, and under the terms and conditions, as set forth in Section 4.16(d) of this Agreement.

          (d) The liquidation account established by Savings pursuant to the plan of conversion adopted in connection with its conversion from mutual to stock form shall continue to be maintained by the Bank after the Bank Merger Effective Time for the benefit of those persons and entities who were savings account holders of Savings on the appropriate dates for such conversion and who continue from time to time to have rights therein.

     1.14 Option Agreement. In connection with the execution of this Agreement by the parties, Ambanc and the Company will execute on the date after the date of this Agreement the Option Agreement attached as Exhibit 1.14.

                                ARTICLE II
            REPRESENTATIONS AND WARRANTIES OF COMPANY AND SAVINGS

     The Company and Savings represent and warrant to Ambanc and the Bank that, except as disclosed in Schedule I attached hereto and except that Savings makes no representations or warranties regarding the Company:

     2.1     Organization, Good Standing, Authority, Insurance, Etc.  The
             -------------------------------------------------------
Company is a corporation duly organized, validly existing and, in the case of any Company Subsidiary which is a corporation, in good standing under the laws of the state of their incorporation. Section 2.1 of Schedule I lists each "subsidiary" of the Company and Savings (individually a "Company Subsidiary" and collectively the "Company Subsidiaries") (unless otherwise noted herein all references to a "Company Subsidiary" or to the "Company Subsidiaries" shall include Savings). The word "Subsidiary" when used with respect to any party means any bank, savings institution, corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. Each of the Company Subsidiaries is duly organized, validly existing, and in good standing under the laws of the respective jurisdiction under which it is organized, as set forth in Section 2.1 of Schedule I. The Company and each Company Subsidiary has all requisite power and authority and is duly qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted. The Company has delivered to Ambanc a true, complete and correct copy of the certificate of incorporation, charter, or other organizing document and of the bylaws, as in effect on the date of this Agreement, of Company and each Company Subsidiary. To the Company's knowledge, the Company and each Company Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole. Savings is a member in good standing of the Federal Home Loan Bank of New York and all eligible accounts issued by Savings are insured by the Savings Association Insurance Fund ("SAIF") to the maximum extent permitted under applicable law. Savings is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code and is a "qualified thrift lender" as defined in Section 10(m) of the HOLA and the Thrift Regulations. The Company is registered as a savings and loan holding company under the HOLA.

     The minute books of the Company and the Company's Subsidiaries contain complete and accurate records of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including the committees of such Boards).

     2.2     Capitalization.  The authorized capital stock of the Company
             --------------
consists of (i) 3,000,000 shares of common stock, par value $.10 per share, of which 1,378,440 shares were issued and outstanding as of the date of this Agreement, and (ii) 500,000 shares of preferred stock, $.10 par value, of which no shares were outstanding as of the date of this Agreement. All outstanding shares of Company common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except for outstanding options to purchase 145,468 shares of Company common stock under the Company Option Plan and the option to be granted pursuant to the Option Agreement, as of the date of this Agreement, there are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any of the Company's capital stock from the Company and no oral or written agreement, contract, arrangement, understanding, plan or instrument of any kind (collectively, "Stock Contract") to which the Company or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the Company's capital stock. A true and complete copy of the Company Option Plan, as in effect on the date of this Agreement, is attached as Section 2.2 of Schedule I.

     2.3     Ownership of Subsidiaries.  Except as set forth in Section 2.3 of
             -------------------------
Schedule I, all the outstanding shares of the capital stock of the Company Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by the Company or a Company Subsidiary free and clear of any lien, claim, charge, restriction or encumbrance (collectively, "Encumbrance"). Except as set forth in Section 2.3 of Schedule I, all of the outstanding capital stock or other ownership interests in all of the Company Subsidiaries is owned either by the Company or Savings. Except as set forth in
Section 2.3 of Schedule I, there are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Company Subsidiary and no contracts to which the Company or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Company Subsidiaries. Neither the Company nor any Company Subsidiary owns any material investment of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of or profit participations in any entity (other than Company Subsidiaries) other than the Federal Home Loan Bank of New York or except as set forth in Section 2.3 of Schedule I.

     2.4     Financial Statements and Reports.
              -------------------------------

          (a) No registration statement, proxy statement, schedule or report filed by the Company or any Company Subsidiary with the SEC or the OTS under the 1933 Act or the 1934 Act ("SEC Reports"), on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and the Company Subsidiaries have timely filed all reports and documents required to be filed by them with the SEC, the OTS, or the Federal Deposit Insurance Corporation (the "FDIC") under various securities and banking laws and regulations for the last five years (or such shorter period as they may have been subject to such filing requirements), except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole. All such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended and, with respect to the SEC Reports, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, with respect to reports and documents filed with banking regulatory agencies, were accurate in all material respects. Except to the extent stated therein, all financial statements and schedules included in the documents referred to in the preceding sentences (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after September 30, 1997) in accordance with the Company's books and records and those of any of the Company Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after September 30, 1997, will present) fairly the consolidated balance sheet and the consolidated statements of income, changes in stockholders' equity and cash flows of the Company and the Company Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes to generally accepted accounting principles). The audited consolidated financial statements of the Company at September 30, 1997 and for the two years then ended and the consolidated financial statements for all periods thereafter up to the Closing reflect or will reflect, to the extent required by generally accepted accounting principles, as the case may be, all liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted), as of their respective dates, of the Company and the Company Subsidiaries required to be reflected in such financial statements according to generally accepted accounting principles and contain or will contain, in the opinion of management, adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any as of such date. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to the Company or the Company Subsidiaries, taken as a whole, except as disclosed in the audited consolidated financial statements at September 30, 1997 or for transactions effected, actions occurring or omitted to be taken, or claims made after September 30, 1997 (i) in the ordinary course of business, or (ii) as permitted by this Agreement.

          (b) The Company has delivered to Ambanc each SEC Report filed, used or circulated by it with respect to periods since September 30, 1997 through the date of this Agreement and will promptly deliver each such SEC Report filed, used or circulated after the date hereof, each in the form (including exhibits and any amendments thereto) filed with the SEC or the OTS (or, if not so filed, in the form used or circulated), including, without limitation, its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

     2.5     Absence of Changes.
             ------------------

          (a) Since September 30, 1997 there have been no material adverse changes in the business, properties, financial condition, operations or assets of the Company or any Company Subsidiary other than changes attributable to or resulting from any change in law, regulation or generally accepted accounting principles or regulatory accounting principles, which impair both the Company and other comparably sized thrift institutions in a substantially similar manner and other than changes attributable to or resulting from changes in economic conditions applicable to depository institutions generally or in general levels of interest rates affecting both the Company and other comparably sized thrift institutions to a similar extent and in a similar manner. Since September 30, 1997 to the date hereof, there has been no occurrence, event or development of any nature existing, or to the knowledge of the Company, threatened, which is reasonably expected to result in such a change.

          (b) Since September 30, 1997, each of the Company and the Company Subsidiaries has owned and operated their respective assets, properties and businesses in the ordinary course of business and consistent with past practice.

     2.6     Prospectus/Proxy Statement.  At the time the Prospectus/ Proxy
             --------------------------
Statement is mailed to the shareholders of the Company for the solicitation of proxies for the approvals referred to in Section 1.7 hereof and at all times subsequent to such mailing up to and including the time of such approval, such Prospectus/Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to the Company (including the Company Subsidiaries), its shareholders and representatives, Company common stock and all other transactions contemplated hereby, will:

          (a) Comply in all material respects with applicable provisions of the 1934 Act and the rules and regulations under such Act; and

          (b) Not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

     2.7     No Broker's or Finder's Fees.  Except as set forth at Section 2.7
             ----------------------------
of Schedule I, no agent, broker, investment banker, person or firm acting on behalf or under authority of the Company or any of the Company Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Merger or any other transaction contemplated hereby, except the Company has engaged FinPro, Inc. to provide financial advisory services and to deliver an opinion to the effect that the consideration to be received by the Company shareholders in the Merger is fair to the Company shareholders from a financial point of view. A copy of the engagement agreement with FinPro, Inc. is attached to Section 2.7 of Schedule I.

     2.8     Litigation and Other Proceedings.  Except as set forth in Section
             --------------------------------
2.8 of Schedule I and except for matters which would not have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, neither the Company nor any Company Subsidiary is a defendant in, nor is any of its property subject to, any pending, or, to the knowledge of the management of the Company, threatened, claim, action, suit, investigation, or proceeding, or subject to any judicial order, judgment or decree.

     2.9     Compliance with Law.
             -------------------

          (a) To the knowledge of the Company, the Company and the Company Subsidiaries are in compliance in all material respects with all material laws and regulations applicable to their respective business or operations or with respect to which compliance is a condition of engaging in the business thereof, and neither the Company nor any Company Subsidiary has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

          (b) To the knowledge of the Company, the Company and each of its Subsidiaries have all material permits, licenses, certificates of authority, orders and approvals of, and have made all material filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their respective business as they are presently conducted.

     2.10     Corporate Actions.
              -----------------

          (a) The Boards of Directors of the Company and Savings have duly authorized their respective officers to execute and deliver (as applicable) this Agreement, the Bank Plan of Merger and the Option Agreement and to take all action necessary to consummate the Merger and the other transactions contemplated hereby. The Board of Directors of the Company has authorized and directed the submission for shareholders' adoption of this Agreement, together with the Option Agreement and any other action requiring such approvals. All corporate authorization by the Board of Directors of the Company and Savings required for the consummation of the Merger has been obtained or will be given when required by applicable law.

          (b) The Company's Board of Directors has taken all necessary action to exempt this Agreement, the Bank Plan of Merger, the Option Agreement and the transactions contemplated hereby and thereby from, (i) any applicable state takeover laws, (ii) any Delaware laws limiting or restricting the voting rights of shareholders, (iii) any Delaware laws requiring a shareholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," "interested shareholder" or person or entity of similar type, and (iv) any provision in its or any of the Company Subsidiaries' articles/certificate of incorporation, charter or bylaws requiring a shareholder approval vote in excess of the vote normally required in transactions of similar type not involving a "related person," interested shareholder" or person or entity of similar type.

     2.11     Authority.  The execution, delivery and performance by the
              ---------
Company and Savings of their obligations under this Agreement and by the Company of its obligations under the Option Agreement does not violate any of the provisions of, or constitute a default under or give any person the right to terminate or accelerate payment or performance under (i) subject to the effectiveness of the amendment to Savings' Federal Stock Charter referred to in
Section 4.17 hereof (the "Charter Amendment"), the articles of incorporation or bylaws of the Company, the articles of incorporation, charter or bylaws of any Company Subsidiary, (ii) any regulatory restraint on the acquisition of the Company or Savings or control thereof, (iii) any law, rule, ordinance, or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of the Company Subsidiaries is subject or
(iv) except as set forth in Section 2.11 of Schedule I, any other material agreement, material lease, material contract, note, mortgage, indenture, arrangement or other obligation or instrument ("Contract") to which the Company or any of the Company Subsidiaries is a party or is subject or by which any of their properties or assets is bound. The parties acknowledge that the consummation of the Merger and the other transactions contemplated hereby is subject to various regulatory approvals. Subject to the approval and effectiveness of the Charter Amendment, the Company and Savings, as applicable, have all requisite corporate power and authority to enter into this Agreement and the Option Agreement and to perform their respective obligations hereunder and thereunder, except, with respect to this Agreement, and the Acquisition Merger, the approval of the Company's shareholders of this Agreement and the Acquisition Merger required under applicable law and the effectiveness of the Charter Amendment. Other than the receipt of Governmental Approvals (as defined in Section 5.1(c)), the adoption by shareholders of this Agreement and the consents specified in Section 2.11 or 2.15 of Schedule I with respect to the Contracts, no consents or approvals are required on behalf of Company or Savings in connection with the consummation of the transactions contemplated by this Agreement and the Acquisition Merger, the Bank Plan of Merger and the Option Agreement. This Agreement, the Bank Plan of Merger and the Option Agreement constitute the valid and binding obligation of the Company and Savings, as applicable, and each is enforceable in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity.

     2.12     Employment Arrangements.  Except as disclosed in Section 2.12 of
              -----------------------
Schedule I, there are no employment, severance or other agreements, plans or arrangements with any current or former directors, officers or employees of Company or any Company Subsidiary which may not be terminated without penalty (including any augmentation or acceleration of benefits) on 30 days or less notice to such person. Except as disclosed in Section 2.12 of Schedule I, no payments to directors, officers or employees of the Company or the Company Subsidiaries resulting from the transactions contemplated hereby will cause the imposition of excise taxes under Section 4999 of the Code or the disallowance of a deduction to the Company or any Company Subsidiary pursuant to Sections 162 or 280G of the Code. No later than 30 days prior to consummation of the Merger, the Company shall furnish Ambanc for its review (i) a computation of the amounts expected to be payable under the employment and severance agreements disclosed in Section 2.12 of Schedule I as a result of the Merger, and (ii) a schedule reasonably satisfactory to Ambanc demonstrating that no "disqualified individual" within the meaning of Section 280G of the Code will be receiving payments in contravention of the representation in the preceding sentence.

     2.13     Employee Benefits.
              -----------------

          (a) Neither the Company nor any of the Company Subsidiaries maintains any funded deferred compensation plans (including profit sharing, pension, savings or stock bonus plans), unfunded deferred compensation arrangements or employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than any plans ("Employee Plans") set forth in Section 2.13 of Schedule I (true and correct copies of which have been delivered to Ambanc). None of Company or any of the Company Subsidiaries has incurred or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation except for required premium payments which, to the extent due and payable, have been paid. The Employee Plans intended to be qualified under Section 401(a) of the Code are so qualified, and Company is not aware of any fact which would adversely affect the qualified status of such plans. Except as set forth in Section 2.13 of Schedule I, neither the Company nor any of the Company Subsidiaries (a) provides health, medical, death or survivor benefits to any former employee or beneficiary thereof, or (b) maintains any form of current (exclusive of base salary and base wages) or deferred compensation, bonus, stock option, stock appreciation right, benefit, severance pay, retirement, incentive, group or individual health insurance, welfare or similar plan or arrangement for the benefit of any single or class of directors, officers or employees, whether active or retired (collectively "Benefit Arrangements"). Neither the Company nor any Company Subsidiary is a sponsor of or contributes to any qualified or non-qualified defined benefit plan for employees, officers or directors. No payments are more than 30 days past due on any Employee Plan or Benefit Arrangement. With respect to each Employee Plan and Benefit Arrangement of the Company or any Company Subsidiary, the Company will within 30 days of the date of this Agreement furnish to Ambanc (i) the net fair market value of the assets held in any Benefit Arrangement, and (ii) the amount of any contribution or other obligation paid, accrued, or payable, or reasonably expected to be payable between the date of this Agreement and the Closing, including contributions by Company to its Employee Stock Ownership Plan to repay its loan and contributions to its 401(k) Plan in accordance with past practices (pro rated through the Closing), subject to applicable tax law limitations. Neither the Company nor any Company Subsidiary will make any contribution, or undertake any obligation to contribute any amount to any Employee Plan or Benefit Arrangement other than the amounts which the Company shall set forth in Section 2.13 of Schedule I and other than immaterial amounts in the ordinary course of business and in accordance with past practice.

          (b) Except as set forth in Section 2.13 of Schedule I, all Employee Plans and Benefit Arrangements which are in effect were in effect for substantially all of calendar year 1997 and there has been no material amendment thereof (other than amendments required to comply with applicable law) or no material increase in the cost thereof or benefits payable thereunder on or after September 30, 1997.

          (c) To the Company's knowledge, each Employee Plan and Benefit Arrangement (i) has been administered to date, and will be administered until the Closing, in accordance with their terms and in compliance with the Code, ERISA, and all other applicable rules and regulations, (ii) has, in a timely, accurate, and proper manner, both filed all required government reports and made all required employee communications, and (iii) between the date of this

Agreement and the Closing, will complete and file all such required reports. To the Company's knowledge, no condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by Company or any Company Subsidiary which is covered by Title I of ERISA, which could subject any person to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Code nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in
Section 412 of the Code, whether or not waived; nor has Company or any Company Subsidiary failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. To the Company's knowledge, neither Company nor any Company Subsidiary has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of Ambanc or any of its affiliates at or after the Acquisition Merger Effective Time.

          (d) On or before the date of this Agreement, the Company will provide Ambanc with true and complete copies of the following documents where applicable to any Employee Plan or Benefit Arrangement: (i) each plan document or agreement, and any amendments thereto, and related trust agreements, insurance contracts and policies, annuity contracts, and any other funding arrangement;
(ii) the most recent summary plan description and summary of material modifications; (iii) for the three most recent plan years, Form 5500 Annual Return/Report and all actuarial and financial reports and appraisals; and (iv) the most recent determination letter received from the Internal Revenue Service, plus any open requests and all other rulings received from any governmental agency. Within 60 days of the date hereof, the Company or Savings shall provide Ambanc with documentation, reasonably satisfactory to Ambanc, demonstrating that the requirements of Sections 401(k), 401(m), 404, 410, 412, 415, and 416 of the Code have been satisfied by each Employee Plan that is intended to qualify under
Section 401 of the Code.

     2.14     Information Furnished.  Any schedule, certificate or other
              ---------------------
document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of Company to Ambanc pursuant to this Agreement will be accurate in all material respects and will not omit any information necessary to make the information provided not misleading. No information material to the Merger and which is necessary to make the representations and warranties true, knowingly has been withheld from Ambanc.

     2.15     Property and Assets.  To the knowledge of the Company, the
              -------------------
Company and the Company Subsidiaries have marketable title to all of their real property reflected in the financial statements at September 30, 1997, referred to in Section 2.4 hereof, or acquired subsequent thereto, free and clear of all encumbrances, except for (a) such items shown in such financial statements or in the notes thereto, (b) liens for current real estate taxes not yet delinquent,
(c) customary title exceptions that have no material adverse effect upon the value of such property, (d) property sold or transferred in the ordinary course of business since the date of such financial statements, and (e) pledges or liens incurred in the ordinary course of business. Company and the Company Subsidiaries enjoy peaceful and undisturbed possession under all material leases for the use of real property under which they are the lessee; all of such leases are valid and binding and in full force and effect and neither Company nor any Company Subsidiary is in default in any material respect under any such lease. No consent of the lessor of any material real property or material personal property lease is required for consummation of the Merger except as set forth in Section 2.15 of
Schedule I. There has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting the real properties of Company and the Company Subsidiaries since September 30, 1997, except such loss, damage or destruction which does not have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole. All property and assets material to their business and currently used by Company and the Company Subsidiaries are, in all material respects, in good operating condition and repair, normal wear and tear excepted.

     2.16     Agreements and Instruments.  Except as set forth in Section 2.16
              --------------------------
of Schedule I or as reflected in the audited Company consolidated financial statements as of September 30, 1997, neither the Company nor any Company Subsidiary is a party to (a) any material agreement, arrangement or commitment not made in the ordinary course of business, (b) any agreement, indenture or other instrument relating to the borrowing of money by the Company or any Company Subsidiary or the guarantee by the Company or any Company Subsidiary of any such obligation (other than Federal Home Loan Bank advances with a maturity of one year or less from the date hereof), (c) any agreements to make loans or for the provision, purchase or sale of goods, services or property between Company or any Company Subsidiary and any director or officer of Company or Savings, or any member of the immediate family or affiliate of any of the foregoing, (d) any agreements with or concerning any labor or employee organization to which Company or any Company Subsidiary is a party, (e) any agreements between Company or any Company Subsidiary and any five percent or more shareholder of Company, and (f) any agreements, directives, orders, or similar arrangements between or involving the Company or any Company Subsidiary and any state or federal savings institution regulatory authority.

     2.17     Material Contract Defaults.  Neither the Company nor any Company
              --------------------------
Subsidiary nor the other party thereto is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which the Company or a Company Subsidiary is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on the Company and any Company Subsidiary, taken as a whole, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     2.18     Tax Matters.
              -----------

          (a) The Company and each of the Company Subsidiaries have duly and properly filed all federal, state, local and other tax returns required to be filed by them and have made timely payments of all taxes shown thereon to be due and payable, whether disputed or not; the current status of audits of such returns by the Internal Revenue Service ("IRS") and other applicable agencies is as set forth in Section 2.18 of Schedule I; and there is no agreement by the Company or any Company Subsidiary for the extension of time or for the assessment or payment of any taxes payable. Neither the IRS nor, except as set forth in Section 2.18 of Schedule I, any other taxing authority is now asserting or, to the knowledge of Company, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is the Company aware of any basis for any such assertion or claim. The Company and each of the Company Subsidiaries have complied in all material respects with applicable IRS backup withholding requirements and have filed all appropriate information reporting returns for all tax years for which the statute of limitations has not closed. The Company and each Company Subsidiary have complied in all material respects with all applicable state law sales and use tax collection and reporting requirements.

          (b) Adequate provision for any federal, state, local, or foreign taxes due or to become due for the Company or any of the Company Subsidiaries for any period or periods through and including September 30, 1997, has been made and is reflected on the September 30, 1997 audited Company consolidated financial statements and has been or will be made in accordance with generally accepted accounting principles with respect to periods ending after September 30, 1997.

     2.19     Environmental Matters.  Except as set forth on Section 2.19 of
              ---------------------
Schedule I, to the knowledge of the Company, neither the Company nor any Company Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Neither the Company nor any Company Subsidiary has knowledge of, nor has the Company or any Company Subsidiary received written notice from any governmental or regulatory body of, any conditions, activities, practices or incidents which is reasonably likely to interfere with or prevent compliance or continued compliance with hazardous substance laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or chemical, or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to Company's knowledge, threatened against Company or any Company Subsidiary relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder.

     2.20     Loan Portfolio:  Portfolio Management.
              -------------------------------------

          (a) All evidences of indebtedness reflected as assets in the consolidated balance sheet of the Company as of September 30, 1997, or acquired since such date, are (except with respect to those assets which are no longer assets of the Company or any Company Subsidiary) binding obligations of the respective obligors named therein except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding may be brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses which have been asserted or, to the knowledge of the Company threatened, against the Company or any Company Subsidiary. All such indebtedness which is secured by an interest in real property is, to the Company's knowledge, secured by a valid and perfected mortgage lien having the priority specified in the loan documents. All loans originated or purchased by Savings were at the time entered into and at all times since have been in compliance in all material respects with all applicable laws (including, without limitation, all consumer protection laws) and regulations. Savings administers its loan and investment portfolios (including, but not limited to, adjustments to adjustable mortgage loans) in all material respects in accordance with all applicable laws and regulations and the terms of applicable instruments. The records of Savings regarding all loans outstanding on its books are accurate in all material respects and the risk classification system has been established in accordance with the requirements of the OTS.

          (b) Section 2.20 of Schedule I sets forth a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit and other assets of Savings and its subsidiaries that have been adversely designated, criticized or classified by it as of December 31, 1997, separated by category of classification or criticism (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been adversely designated, classified or criticized as of the date hereof by any representative of any government entity as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off by it or any of the Company Subsidiaries before the date hereof.

     2.21     Real Estate Loans and Investments.  Except for properties
              ---------------------------------
acquired in settlement of loans, there are no facts, circumstances or contingencies known to the Company or any Company Subsidiary which exist which would require a material reduction under generally accepted accounting principles in the present carrying value of any of the real estate investments, joint ventures, construction loans, other investments or other loans of the Company or any Company Subsidiary (either individually or in the aggregate with other loans and investments).

     2.22     Derivatives Contracts.  Neither the Company nor any of its
              ---------------------
Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on its balance sheet which is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are identified in Thrift Bulletin No. 65 or otherwise referred to as structured notes (each, a "Structured Note"), except for those Derivatives Contracts and Structured Notes set forth in Section 2.22 of Schedule I, including a list, as applicable, of any of its or any of its Subsidiaries' assets pledged as security for a Derivatives Contract.

     2.23     Insurance.  The Company and the Company Subsidiaries have in
              ---------
effect insurance coverage which, in respect to amounts, types and risks insured, is reasonably adequate for the business in which the Company and the Company Subsidiaries are engaged. A schedule of all insurance policies in effect as to the Company and the Company Subsidiaries (the "Insurance Policies") is as set forth on Section 2.23 of Schedule I (other than policies pertaining to mortgage loans made in the ordinary course of business). All Insurance Policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, such premiums covering all periods from the date hereof up to and including the Acquisition Merger Effective Date shall have been paid on or before the Acquisition Merger Effective Date, to the extent then due and payable (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies, adequate reserves for which are reflected in the Company's financial statements). The Insurance Policies are valid, outstanding and enforceable in accordance with their respective terms and will not, except as set forth in
Section 2.11 of Schedule I, in any way be affected by, or terminated or lapsed solely by reason of, the transactions contemplated by this Agreement. Neither the Company nor any Company Subsidiary has been refused any insurance with respect to any material properties, assets or operations, nor has any coverage been limited or terminated by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

                               ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF AMBANC AND THE BANK

     Ambanc and the Bank represent and warrant to Company and Savings that, except as disclosed in Schedule II attached hereto, and except that Bank makes no representations or warranties regarding Ambanc:

     3.1     Organization, Good Standing, Authority, Insurance, Etc.  Ambanc
             ------------------------------------------------------
is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of the subsidiaries of Ambanc (individually an "Ambanc Subsidiary" and collectively the "Ambanc Subsidiaries") is duly organized, validly existing, and in good standing under the laws of the respective jurisdiction under which it is organized. Ambanc and each Ambanc Subsidiary has all requisite power and authority and is duly qualified and licensed to own, lease and operate its properties and conduct its business as it is now being conducted. Ambanc has delivered to the Company a true, complete and correct copy of the Certificate of Incorporation, charter, or other organizing document and of the bylaws, as in effect on the date of this Agreement, of Ambanc and each Ambanc Subsidiary. Ambanc and each Ambanc Subsidiary is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which qualification is necessary under applicable law, except to the extent that any failures to so qualify would not, in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Ambanc and the Ambanc Subsidiaries, taken as a whole. The Bank is a member in good standing of the Federal Home Loan Bank of New York, and all eligible accounts issued by the Bank are insured by the BIF to the maximum extent permitted under applicable law. The Bank is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code, and is a "qualified thrift lender" as defined in Section 10(m) of the HOLA and the Thrift Regulations. Ambanc is duly registered as a savings and loan holding company under the HOLA.

     3.2     Capitalization.  The authorized capital stock of Ambanc consists
             --------------
of 15,000,000 shares of Ambanc common stock, par value $.01 per share, of which 4,258,418 shares were issued and outstanding as of the date of this Agreement and 5,000,000 shares of serial preferred stock, par value of $.01 per share, of which no shares were outstanding as of the date of this Agreement. All issued shares of the capital stock of Ambanc and of each of the Ambanc Subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement and current prospectus under the 1933 Act, or an appropriate exemption from registration under the 1933 Act and were not issued in violation of the preemptive rights of any shareholder. Ambanc is the holder and beneficial owner of all of the issued and outstanding capital stock of the Bank. No options covering capital stock of Ambanc or the Bank, warrants to purchase or contracts to issue capital stock of Ambanc or the Bank, or any other contracts, rights (including preemptive rights), commitments or convertible securities entitling anyone to acquire from Ambanc or any of the Ambanc Subsidiaries or obligating them to issue any capital stock, or securities convertible into or exchangeable for shares of capital stock, of Ambanc or the Bank are outstanding, in existence, or the subject of an agreement, except for Ambanc common stock issuable upon the exercise of employee stock options granted under the employee benefit plans of Ambanc. All capital stock of its direct and indirect subsidiaries beneficially owned by Ambanc or an Ambanc Subsidiary is held free and clear of any claims, liens, encumbrances or security interests.

     3.3     Ownership of Subsidiaries.  All the outstanding shares of the
             -------------------------
capital stock of the Ambanc Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by Ambanc or an Ambanc Subsidiary free and clear of any Encumbrance. All of the outstanding capital stock or other ownership interests in all of the Ambanc Subsidiaries is owned either by Ambanc or the Bank. There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Ambanc Subsidiary and no contracts to which Ambanc or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Ambanc Subsidiaries.

     3.4     Financial Statements and Reports.
             --------------------------------

          (a) No registration statement, proxy statement, schedule or report filed by Ambanc or any Ambanc Subsidiary with the SEC or the OTS under the 1933 Act, or the 1934 Act, on the date of effectiveness in the case of such registration statements, or on the date of filing in the case of such reports or schedules, or on the date of mailing in the case of such proxy statements, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For the past five years (or such shorter period as they may have been subject to such filing requirements), Ambanc and the Ambanc Subsidiaries have timely filed all documents required to be filed by them with the SEC, the OTS, or the FDIC under various securities and financial institution laws and regulations, except to the extent that all failures to so file, in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Ambanc and the Ambanc Subsidiaries, taken as a whole; and all such documents, as finally amended, complied in all material respects with applicable requirements of law and, as of their respective date or the date as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent stated therein, all financial statements and schedules included in the documents referred to in the preceding sentences (or to be included in similar documents to be filed after the date hereof) (i) are or will be (with respect to financial statements in respect of periods ending after December 31,
1997) in accordance with Ambanc's books and records and those of any of its Subsidiaries, and (ii) present (and in the case of financial statements in respect of periods ending after December 31, 1997 will present) fairly the consolidated statement of financial condition and the consolidated statements of operations, stockholders' equity and cash flows of Ambanc and the Ambanc Subsidiaries as of the dates and for the periods indicated in accordance with generally accepted accounting principles (except for the omission of notes to unaudited statements, year end adjustments to interim results and changes in generally accepted accounting principles). The audited consolidated financial statements of Ambanc as of December 31, 1997 and for the three years then ended and the consolidated financial statements for all periods thereafter up to the Closing disclose or will disclose, to the extent required by generally accepted accounting principles, as the case may be, all liabilities (whether accrued, absolute, contingent, direct or indirect, unliquidated or otherwise, whether due or due to become due and regardless of when asserted), as of their respective dates, of Ambanc and the Ambanc Subsidiaries required to be reflected in such financial statements according to generally accepted accounting principles, other than liabilities which are not, in the aggregate, material to Ambanc and the Ambanc Subsidiaries, taken as a whole, and contain or will contain in the opinion of management adequate reserves for losses on loans and properties acquired in settlement of loans, taxes and all other material accrued liabilities and for all reasonably anticipated material losses, if any as of such date. There exists no set of circumstances that could reasonably be expected to result in any liability or obligation material to Ambanc or the Ambanc Subsidiaries, taken as a whole, except as disclosed in the audited consolidated financial statements at December 31, 1997, or for transactions effected, actions occurring or omitted to be taken, or claims made after December 31, 1997, (i) in the ordinary course of business, or (ii) as permitted by this Agreement.

          (b) Ambanc has delivered to the Company all periodic reports filed with the SEC under the 1934 Act for periods since December 31, 1997 through the date hereof and will through Closing promptly deliver copies of 1934 Act reports for future periods.

     3.5     Absence of Changes.  Since December 31, 1997, there have been no
             ------------------
material adverse changes in the business, properties, financial condition, operations or assets of Ambanc or any Ambanc Subsidiary, other than any changes attributable to or resulting from any change in law, regulation or generally accepted accounting principles or regulatory accounting principles, which impairs both Ambanc and other comparably sized thrift institutions in a substantially similar manner and other than changes attributable to or resulting from changes in economic conditions applicable to depository institutions generally or in general levels of interest rates affecting Ambanc and comparably sized thrift institutions to a similar extent and in a similar manner. Since December 31, 1997 to the date hereof, there has been no occurrence, event or development of any nature existing, or to the knowledge of Ambanc, threatened, which is reasonably expected to result in such a change.

          Since December 31, 1997 and through the date hereof, each of Ambanc and the Ambanc Subsidiaries has owned and operated their respective assets, properties and businesses in the ordinary course of business and consistent with past practice.

     3.6     Prospectus/Proxy Statement.  At the time the Registration
             --------------------------
Statement becomes effective and at the time the Prospectus/Proxy Statement is mailed to the shareholders of the Company and Ambanc for the solicitation of proxies for the approvals referred to in Section 1.7 hereof and at all times subsequent to such mailings up to and including the times of such approval, such Registration Statement and Prospectus/Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to Ambanc (including the Ambanc Subsidiaries), its shareholders and representatives, Ambanc Common Stock, this Agreement, the Merger and all other transactions contemplated hereby, will:

          (a) comply in all material respects with applicable provisions of the 1933 Act, the 1934 Act and the rules and regulations under such Acts; and

          (b) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which it is made, not misleading.

     3.7     No Broker's or Finder's Fees.  No agent, broker, investment
             ----------------------------
banker, person or firm acting on behalf or under authority of Ambanc or any of the Ambanc Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the Merger or any other transaction contemplated hereby, except Ambanc has engaged Sandler O'Neill & Partners, L.P., an investment banking firm, to provide financial advisory services to Ambanc.

     3.8     Compliance With Law.
             -------------------

          (a)     To the knowledge of Ambanc, Ambanc and the Ambanc
Subsidiaries are in compliance in all material respects with all material laws and regulations applicable to their respective business or operations or with respect to which compliance is a condition of engaging in the business thereof, and neither Ambanc nor any Ambanc Subsidiary has received notice from any federal, state or local government or governmental agency of any material violation of, and does not know of any material violations of, any of the above.

          (b) To the knowledge of Ambanc, Ambanc and each of it Subsidiaries have all material permits, licenses, certificates of authority, orders and approvals of, and have made all material filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its respective business as it is presently conducted.

     3.9     Corporate Actions.  The Boards of Directors of Ambanc and the
             -----------------
Bank have duly authorized their respective officers to execute and deliver (as applicable) this Agreement, the Bank Plan of Merger and the Option Agreement and to take all action necessary to consummate the Merger and the other transactions contemplated hereby. The Board of Directors of Ambanc has authorized and directed the submission for shareholders' adoption of this Agreement, together with the Option Agreement and any other action requiring such approvals. All corporate authorizations by the Boards of Directors of Ambanc and the Bank required for the consummation of the Merger have been obtained, and no other corporate action is required to be taken.

     3.10     Authority.  The execution, delivery and performance of this
              ---------
Agreement and the Option Agreement by Ambanc and the Bank does not violate any of the provisions of, or constitute a default under or give any person the right to terminate or accelerate payment or performance under (i) the certificate of incorporation or bylaws of Ambanc, the charter or bylaws of the Bank, or the articles of incorporation or bylaws of any other Ambanc Subsidiary, (ii) any regulatory restraint on the acquisition of the Company or Savings or control thereof, (iii) any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which Ambanc or any of the Ambanc Subsidiaries is subject or (iv) any other Contract to which Ambanc or any of the Ambanc Subsidiaries is a party or is subject to or by which any of their properties or assets is bound which default, termination or acceleration would have a material adverse effect on the financial condition, business or results of operations of Ambanc and the Ambanc Subsidiaries, taken as a whole. The parties acknowledge that the consummation of the Merger and the other transactions contemplated hereby is subject to various regulatory approvals. Ambanc and the Bank have all requisite corporate power and authority to enter into this Agreement and the Option Agreement and to perform their obligations hereunder. Other than the receipt of Governmental Approvals and shareholder approval, no consents or approvals are required on behalf of Ambanc or any Ambanc Subsidiary in connection with the consummation of the transactions contemplated by this Agreement, the Option Agreement or the Bank Plan of Merger. This Agreement, the Option Agreement and the Bank Plan of Merger constitute the valid and binding obligations of Ambanc and the Bank, and are enforceable in accordance with their terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors' rights generally and general principles of equity.

     3.11     Information Furnished.  Any schedule, certificate or other
              ---------------------
document furnished (whether prior to or subsequent to the date of this Agreement) or to be furnished in writing by or on behalf of Ambanc to Company pursuant to this Agreement will be accurate in all material respects and will not omit any information necessary to make the information provided not misleading. No information material to the Merger and which is necessary to make the representations and warranties true, knowingly has been withheld from the Company.

     3.12     Litigation and Other Proceedings.  Except for matters which
              --------------------------------
would not have a material adverse effect on the business, financial condition or results of operations of Ambanc and the Ambanc Subsidiaries taken as a whole, neither Ambanc nor any Ambanc Subsidiary is a defendant in, nor is any of its property subject to, any pending, or, to the knowledge of the management of Ambanc, threatened, claim, action, suit, investigation, or proceeding, or subject to any judicial order, judgment or decree.

     3.13     Agreements and Instruments.  As of the date of this Agreement,
              --------------------------
there are no agreements, directives, orders or similar arrangements between or involving Ambanc or any Ambanc Subsidiary and any state or federal savings institution regulatory authority.

     3.14     Tax Matters.   Ambanc and each of the Ambanc Subsidiaries have
              -----------
duly and properly filed all federal, state, local and other tax returns required to be filed by them and have made timely payments of all taxes shown thereon to be due and payable, whether disputed or not; there is no agreement by Ambanc or any Ambanc Subsidiary for the extension of time or for the assessment or payment of any taxes payable. Neither the IRS nor any other taxing authority is now asserting or, to the knowledge of Ambanc, threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith), nor is Ambanc aware of any basis for any such assertion or claim. Ambanc and each of the Ambanc Subsidiaries have complied in all material respects with applicable IRS backup withholding requirements and have filed all appropriate information reporting returns for all tax years for which the statute of limitations has not closed. Ambanc and each Ambanc Subsidiary have complied in all material respects with all applicable state law sales and use tax collection and reporting requirements.

     3.15     Property and Assets.  To the knowledge of Ambanc, Ambanc and the
              -------------------
Ambanc Subsidiaries have marketable title to all of their real property reflected in the financial statements at December 31, 1997, referred to in
Section 3.4 hereof, or acquired subsequent thereto, free and clear of all encumbrances, except for (a) such items shown in such financial statements or in the notes thereto, (b) liens for current real estate taxes not yet delinquent,
(c) customary title exceptions that have no material adverse effect upon the value of such property, (d) property sold or transferred in the ordinary course of business since the date of such financial statements, and (e) pledges or liens incurred in the ordinary course of business. Ambanc and the Ambanc Subsidiaries enjoy peaceful and undisturbed possession under all material leases for the use of real property under which they are the lessee; all of such leases are valid and binding and in full force and effect and neither Ambanc nor any Ambanc Subsidiary is in default in any material respect under any such lease. There has been no material physical loss, damage or destruction, whether or not covered by insurance, affecting the real properties of Ambanc and the Ambanc Subsidiaries since December 31, 1997, except such loss, damage or destruction which does not have a material adverse effect on Ambanc and Ambanc Subsidiaries, taken as a whole. All property and assets material to their business and currently used by Ambanc and Ambanc Subsidiaries are, in all material respects, in good operating condition and repair, normal wear and tear excepted.

     3.16     Derivatives Contracts.  Neither Ambanc nor any of the Ambanc
              ---------------------
Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included on its Balance Sheet which is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that are identified in Thrift Bulletin No. 65 or otherwise referred to as structured notes (each, a "Structured Note"), except for those Derivatives Contracts and Structured Notes set forth in Section 3.16 of Schedule II, including a list, as applicable, of any of its or any of its Subsidiaries' assets pledged as security for a Derivatives Contract.

     3.17     Insurance.   Ambanc and Ambanc Subsidiaries have in effect
              ---------
insurance coverage which, in respect to amounts, types and risks insured, is reasonably adequate for the business in which Ambanc and Ambanc Subsidiaries are engaged. All insurance policies in effect as to Ambanc and the Ambanc Subsidiaries are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of this Agreement have been paid, such premiums covering all periods from the date hereof up to and including the Acquisition Merger Effective Date shall have been paid on or before the Acquisition Merger Effective Date, to the extent then due and payable (other than retrospective premiums which may be payable with respect to workers' compensation insurance policies, adequate reserves for which are reflected in Ambanc's financial statements). The insurance policies are valid, outstanding and enforceable in accordance with their respective terms and will not in any way be affected by, or terminated or lapsed solely by reason of, the transactions contemplated by this Agreement. Neither Ambanc nor any Ambanc Subsidiary has been refused any insurance with respect to any material properties, assets or operations, nor has any coverage been limited or terminated by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

     3.18     Employee Benefits.  To Ambanc's knowledge, each Employee Plan
              -----------------
and Benefit Arrangement (i) has been administered to date, and will be administered until the Closing, in accordance with their terms and in compliance with the Code, ERISA, and all other applicable rules and regulations, (ii) has, in a timely, accurate, and proper manner, both filed all required government reports and made all required employee communications, and (iii) between the date of this Agreement and the Closing, will complete and file all such required reports. To Ambanc's knowledge, no condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by Ambanc or any Ambanc Subsidiary which is covered by Title I of ERISA, which could subject any person to liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the Code nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived; nor has Ambanc or any Ambanc Subsidiary failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. To Ambanc's knowledge, neither Ambanc nor any Ambanc Subsidiary has incurred or expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of Ambanc or any of its affiliates at or after the Acquisition Merger Effective Time.

     3.19     Material Contract Defaults.  Neither Ambanc nor any Ambanc
              --------------------------
Subsidiary nor the other party thereto is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which Ambanc or an Ambanc Subsidiary is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably expected to have either individually or in the aggregate a material adverse effect on Ambanc and any Ambanc Subsidiary, taken as a whole, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     3.20     Tax Matters.  Adequate provision for any federal, state, local,
              -----------
or foreign taxes due or to become due for Ambanc or any of the Ambanc Subsidiaries for any period or periods through and including December 31, 1997, has been made and is reflected on the December 31, 1997 audited Ambanc consolidated financial statements and has been or will be made in accordance with generally accepted accounting principles with respect to periods ending after December 31, 1997.

     3.21     Environmental Matters.  Except as set forth on Section 3.21 of
              ---------------------
Schedule II, to the knowledge of Ambanc, neither Ambanc nor any Ambanc Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Neither Ambanc nor any Ambanc Subsidiary has knowledge of, nor has Ambanc or any Ambanc Subsidiary received written notice from any governmental or regulatory body of, any conditions, activities, practices or incidents which is reasonably likely to interfere with or prevent compliance or continued compliance with hazardous substance laws or any regulation, order, decree, judgment or injunction, issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant or chemical, or industrial, toxic or hazardous substance or waste. There is no civil, criminal or administrative claim, action, suit, proceeding, hearing or investigation pending or, to Ambanc's knowledge, threatened against Ambanc or any Ambanc Subsidiary relating in any way to such hazardous substance laws or any regulation, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder.

     3.22     Loan Portfolio:  Portfolio Management.  All evidences of
              -------------------------------------
indebtedness reflected as assets in the consolidated balance sheet of Ambanc as of December 31, 1997, or acquired since such date, are (except with respect to those assets which are no longer assets of Ambanc or any Ambanc Subsidiary) binding obligations of the respective obligors named therein except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding may be brought, and the payment of no material amount thereof (either individually or in the aggregate with other evidences of indebtedness) is subject to any defenses which have been asserted or, to the knowledge of Ambanc threatened, against Ambanc or any Ambanc Subsidiary. All such indebtedness which is secured by an interest in real property is, to Ambanc's knowledge, secured by a valid and perfected mortgage lien having the priority specified in the loan documents. All loans originated or purchased by Bank were at the time entered into and at all times since have been in compliance in all material respects with all applicable laws (including, without limitation, all consumer protection laws) and regulations. Bank administers its loan and investment portfolios (including, but not limited to, adjustments to adjustable mortgage loans) in all material respects in accordance with all applicable laws and regulations and the terms of applicable instruments. The records of Bank regarding all loans outstanding on its books are accurate in all material respects and the risk classification system has been established in accordance with the requirements of the OTS.

                                  ARTICLE IV
                                  COVENANTS

     4.1     Investigations; Access and Copies.  Between the date of this
             ---------------------------------
Agreement and the Acquisition Merger Effective Time, each party agrees to give to the other party and its respective representatives and agents full access (to the extent lawful) to all of the premises, books, records and employees of it and its subsidiaries at all reasonable times, upon not less than three days' prior notice, and to furnish and cause its subsidiaries to furnish to the other party and its respective agents or representatives access to and true and complete copies of such financial and operating data, all documents with respect to matters to which reference is made in Articles II or III of this Agreement or on any list, schedule or certificate delivered or to be delivered in connection herewith, and such other documents, records, or information with respect to the business and properties of it and its subsidiaries as the other party or its respective agents or representative shall from time to time reasonably request; provided, however, that any such inspection (a) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the entity inspected and (b) shall not affect any of the representations and warranties hereunder. Each party will also give prompt written notice to the other party of any event or development (x) which, had it existed or been known on the date of this Agreement, would have been required to be disclosed under this Agreement, (y) which would cause any of its representations and warranties contained herein to be inaccurate or otherwise materially misleading, or (z) which materially relate to the satisfaction of the conditions set forth in
Article V of this Agreement.

     4.2     Conduct of Business Prior to Closing.  Between the date of this
             ------------------------------------
Agreement and the Acquisition Merger Effective Time, the parties agree:

          (a) That the Company and the Company Subsidiaries shall conduct their business only in the ordinary course, and maintain their books and records in accordance with past practices and not to take any action that would (i) adversely affect the ability to obtain the Governmental Approvals or (ii) adversely affect the Company's ability to perform its obligations under this Agreement or the Option Agreement;

          (b) That the Company shall not,  without the prior written  consent of
Ambanc: (i) declare, set aside or pay any dividend or make any other distribution with respect to Company's capital stock, except for the declaration and payment of regular quarterly cash dividends in an amount not to exceed $.07 per share of Company common stock with respect to any full calender quarter after the date hereof; (ii) reacquire any of Company's outstanding shares of capital stock; (iii) except as set forth at Schedule 4.2(c) hereof, issue or sell or buy any shares of capital stock of the Company or any Company Subsidiary, except shares of Company common stock issued pursuant to the Company Option Plan and the Option Agreement; (iv) effect any stock split, stock dividend or other reclassification of Company's common stock; or (v) grant any options or issue any warrants exercisable for or securities convertible or exchangeable into capital stock of Company or any Company Subsidiary or grant any stock appreciation or other rights with respect to shares of capital stock of Company or of any Company Subsidiary;

          (c) That Company and the Company Subsidiaries shall not, without the prior written consent of Ambanc: (i) except as set forth at Schedule 4.2(c) hereof, sell or dispose of any significant assets of the Company or of any Company Subsidiary other than in the ordinary course of business consistent with past practices; (ii) merge or consolidate the Company or any

Company Subsidiary with or, except as set forth at Schedule 4.2(c) hereof, otherwise acquire any other entity, or file any applications or make any contract with respect to branching by Savings (whether de novo, purchase, sale or relocation) or acquire or construct, or enter into any agreement to acquire or construct, any interest in real property (other than with respect to security interests in properties securing loans and properties acquired in settlement of loans in the ordinary course) or improvements to real property in the aggregate in excess of $50,000; (iii) change the articles or certificate of incorporation, charter documents or other governing instruments of the Company or any Company Subsidiary, except as provided in this Agreement or as required by law; (iv) grant to any executive officer, director or employee of the Company or any Company Subsidiary any increase in annual compensation, or any bonus type payment except for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice (including, but not limited to, the payment of bonuses for which such expense has previously been accrued) and except as set forth on Schedule 4.2(c); (v) adopt any new or amend or terminate any existing Employee Plans or Benefit Arrangements of any type except as contemplated herein or as set forth at Schedule 4.2(c); (vi) except as set forth on Schedule 4.2(c) or Schedule 4.16(d) hereof, authorize severance pay or other benefits for any officer, director or employee of Company or any Company Subsidiary; (vii) incur any material indebtedness or obligation or enter into or extend any material agreement or lease, except in the ordinary course of business consistent with past practices; (viii) engage in any lending activities other than in the ordinary course of business consistent with past practices; (ix) except as set forth at Schedule 4.2(c) hereof, form any new subsidiary or cause or permit a material change in the activities presently conducted by any Company Subsidiary or make additional investments in subsidiaries; (x) purchase any debt securities or derivative securities, including CMO or REMIC products, that are defined as "high risk mortgage securities" under OTS Thrift Bulletin No. 52 dated January 10, 1992 as revised or purchase any Derivatives Contracts or Structured Notes; (xi) except as set forth at Schedule 4.2(c) hereof, purchase any equity securities other than Federal Home Loan Bank stock; (xii) make any investment which would cause Savings to not be a qualified thrift lender under Section 10(m) of the HOLA, or not to be a "domestic building and loan association" as defined in Section
7701(a)(19) of the Code; (xiii) make any loan with a principal balance of $500,000 or more; (xiv) authorize capital expenditures other than in the ordinary course of business; (xv) adopt or implement any change in its accounting principles, practices or methods other than as may be required by generally accepted accounting principles or by a regulatory authority or adopt or implement any change in its methods of accounting for Federal income tax purposes; or (xvi) make any loan in which participation interests therein are to be sold to other persons or entities or acquire a participation interest in a loan originated by another person or entity in excess of $250,000. The limitations contained in this Section 4.2(c) shall also be deemed to constitute limitations as to the making of any commitment with respect to any of the matters set forth in this Section 4.2(c). Notwithstanding the foregoing, Savings may engage in any of the foregoing activities exclusively with the Bank.

     4.3     No Solicitation.  The Company will not authorize any officer,
             ---------------
director, employee, investment banker, financial consultant, attorney, accountant or other representative of Company or any Company Subsidiary, directly or indirectly, to initiate contact with any person or entity in an effort to solicit, initiate or encourage any "Takeover Proposal" (as such term is defined below). Except as the fiduciary duties of the Company Board of Directors may otherwise require under applicable law (as determined in consultation with Company legal counsel), the Company will not authorize any officer, director, employee, investment banker, financial consultant, attorney, accountant or other representative of the Company or any Company Subsidiary, directly or indirectly, (A) to cooperate with, or furnish or cause to be furnished any non-public information concerning its business, properties or assets to, any person or entity in connection with any Takeover Proposal; (B) to negotiate any Takeover Proposal with any person or entity; or (C) to enter into any agreement, letter of intent or agreement in principle as to any Takeover Proposal. The Company will promptly give written notice to Ambanc upon becoming aware of any Takeover Proposal, such notice to contain, at a minimum, the identity of the persons submitting the Takeover Proposal, a copy of any written inquiry or other communication, the terms of any Takeover Proposal and any information requested or discussions sought to be initiated. As used in this Agreement with respect to the Company, "Takeover Proposal" shall mean any bona fide proposal, other than as contemplated by this Agreement, for a merger or other business combination involving the Company or Savings or for the acquisition of a 10% or greater equity interest in Company or Savings, or for the acquisition of a substantial portion of the assets of Company or Savings (other than loans or securities sold in the ordinary course).

     4.4     Shareholder Approval.  Subject to Section 1.7 herein, the Company
             --------------------
and Ambanc shall call the meeting of its shareholders to be held for the purpose of adopting this Agreement, as referred to in Section 1.7 hereof, as soon as practicable, but in no event later than sixty (60) days after the Registration Statement becomes effective under the 1933 Act. In connection with such meeting, the Company Board of Directors and Ambanc Board of Directors shall favorably recommend adoption of this Agreement, except as the fiduciary duties of the Company's Board of Directors and Ambanc's Board of Directors under applicable law may otherwise require or unless the Company is unable to obtain the opinion set forth in Section 5.3(h) hereof. The Company shall use its best efforts to solicit from its shareholders proxies in favor of approval and to take all other action necessary or helpful to secure a vote of the holders of the shares of Company common stock in favor of the Merger, except as the fiduciary duties of the Boards of Directors under applicable law may otherwise require.

     4.5     Filing of Holding Company and Merger Applications.  Ambanc shall
             -------------------------------------------------
use its best efforts promptly to prepare, submit and file within 75 days of the date hereof a holding company application to the OTS pursuant to 12 C.F.R. ss.574.3 for acquisition of control of Company and Savings and a merger application to the OTS pursuant to the Bank Merger Act and 12 C.F.R. 563.22(a) for the Bank Merger and any other applications required to be filed in connection with the transactions contemplated hereby.

     4.6     Consents.  Company and Savings will use their best efforts to
             --------
obtain the consent or approval of each person whose consent or approval shall be required in order to permit Company or Savings, as the case may be, to consummate the Merger.

     4.7     Resale Letter Agreements.  After execution of this Agreement, (i)
             ------------------------
Company shall use its best efforts to cause to be delivered to Ambanc from each person who may be deemed to be an "affiliate" of Company within the meaning of Rule 145 under the 1933 Act, a written letter agreement in the form attached at
Schedule 4.7 regarding restrictions on resale of the shares of Ambanc Common Stock received by such persons in the Merger and upon exercise of options received under Section 1.8 hereof subsequent to the Acquisition Merger Effective Time to ensure compliance with applicable resale restrictions imposed under the federal securities laws and (ii) neither Ambanc nor the Company (including the Company Subsidiaries) shall take any action which would materially impede or delay consummation of the Merger, or prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code; provided that nothing hereunder shall limit the ability of Ambanc to exercise its rights under the Option Agreement.

     4.8     Publicity.  Between the date of this Agreement and the
             ---------
Acquisition Merger Effective Time, neither Ambanc, Company or any of their subsidiaries shall, without the prior approval of the other, issue or make, or authorize any of its directors, employees, officers or agents to issue or make, any press release, disclosure or statement to the press or any third party with respect to the Merger or the transactions contemplated hereby, except as required by law. The parties shall cooperate when issuing or making any press release, disclosure or statement with respect to Merger or the transactions contemplated hereby, except as required by law or by applicable stock exchange rules.

     4.9     Cooperation Generally.  Except as otherwise contemplated hereby,
             ---------------------
between the date of this Agreement and the Acquisition Merger Effective Time, Ambanc, Company and their subsidiaries shall use their best efforts, and take all actions necessary or appropriate, to consummate the Merger and the other transactions contemplated by this Agreement at the earliest practicable date. Ambanc and the Bank, on one hand, and the Company and the Company Subsidiaries, on the other hand, agree not to knowingly take any action that would (i) adversely affect their respective ability to obtain the Governmental Approvals or (ii) adversely affect their respective ability to perform their obligations under this Agreement.

     4.10     Additional Financial Statements and Reports.  As soon as
              -------------------------------------------
reasonably practicable after they become publicly available, the Company shall furnish to Ambanc and Ambanc shall furnish to the Company, respectively, its balance sheet and related statements of operations, cash flows and stockholders' equity for all periods prior to the Closing. Such financial statements will be prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition, results of operations and cash flows of the Company or Ambanc, as the case may be (subject, in the case of unaudited financial statements, to (a) normal year-end audit adjustments, (b) any other adjustments described therein and (c) the absence of notes which, if presented, would not differ materially from those included in its most recent audited consolidated balance sheet), and all of such financial statements will be prepared in conformity with the requirements of Form 10-Q or Form 10-K, as the case may be, under the 1934 Act.

     4.11     Stock Listing.  Ambanc agrees to use its best efforts to cause
              -------------
to be listed on the Nasdaq Stock Market, subject to official notice of issuance, the shares of Ambanc Common Stock to be issued in the Merger and the shares issuable in accordance with Section 1.8 hereto.

     4.12     Allowance for Loan and Real Estate Owned Losses.  At the request
              -----------------------------------------------
of Ambanc and in an amount specified by Ambanc, immediately prior to the Acquisition Merger Effective Time, the Company and Savings shall establish such additional provisions for loan and real estate owned losses as may be necessary in the reasonable, good faith determination of Ambanc, after consultation with the Company and Savings, to conform the Company's and Savings' loan and real estate owned allowance practices and methods to those of Ambanc and the Bank (as such practices and methods are to be applied to Company and Savings from and after the Acquisition Merger Effective Time); provided, however, that Company and Savings shall not be required to take such action until: (i) Company and Savings provide to Ambanc a written statement dated the date of Closing certified by the Chairman of the Board, the President and the Chief Financial Officer of the Company and Savings, that the conditions in Sections 5.1 and 5.2 to be satisfied by the Company or Savings or both of them have been satisfied by either or both of them or, alternatively, setting forth in detail the circumstances that have prevented such conditions from being satisfied (the "Reliance Certificate"), and Ambanc and Bank provide to Company and Savings a Reliance Certificate relating to the satisfaction of the conditions in Sections 5.1 and 5.3; and (ii) Ambanc and the Bank, after reviewing the Reliance Certificate, provide the Company and Savings a written waiver of any right either entity may have to terminate the Agreement which waiver shall contain an express condition precedent that Company and Savings have established such additional provisions for loan and real estate losses as requested by Ambanc pursuant to this Section 4.12; and provided further that the Company shall not be required to take any action that is not consistent with generally accepted accounting principles and applicable SEC and OTS regulations. No additional provision for loan and real estate owned losses taken by Savings pursuant to this Section 4.12 shall be deemed in and of itself to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement.

     4.13     D&O Indemnification and Insurance.   For a period of six (6)
              ---------------------------------
years following the Acquisition Merger Effective Time Ambanc and Bank shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of Company or Savings or any other Company Subsidiaries on or before the Acquisition Merger Effective Time with respect to liabilities and claims (and related expenses, including fees and disbursements of counsel) made against them resulting from their service as such prior to the Acquisition Merger Effective Time in accordance with and subject to the requirements and other provisions of the Certificate of Incorporation or Charter and Bylaws of Company and Savings as in effect on the date of this Agreement and applicable provisions of law. Ambanc shall cause the persons serving as officers and directors of the Company immediately prior to the Acquisition Merger Effective Time to be covered for a period of 18 months from the Acquisition Merger Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Ambanc may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Acquisition Merger Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Ambanc be required to expend more than 150% of the amount currently expended by the Company on an annual basis to maintain or procure insurance coverage for such 18 month period pursuant hereto. This Section 4.13 shall be construed as an agreement as to which the directors and officers of Company and Savings referred to herein are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

     4.14     Tax Treatment.  Ambanc and Company shall use their best efforts
              -------------
to cause the Merger to qualify as a reorganization under Section 368(a)(1) of the Code. The Company agrees to consent to the form of representation letter provided by Silver, Freedman & Taff, L.L.P. or other tax advisor for purposes of issuing its federal tax opinion pursuant to Section 5.1(e) of this Agreement no later than thirty (30) days prior to the Closing.

     4.15     Update Disclosure.  From and after the date hereof until the
              -----------------
Acquisition Merger Effective Time, the parties hereto shall promptly update Schedules I and II hereto by notice to the other party to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein and which, in the case of all such updates other than the last such update prior to the
Acquisition Merger Effective Time, reflect a material change from the information provided in Schedule I or Schedule II, as applicable, as of the date hereof; provided, however, that no such update shall affect the conditions to the obligation of either party to consummate the transactions contemplated hereby, and any and all changes reflected in any such update shall be considered in determining whether such conditions have been satisfied.

     4.16     Company's Employee Plans and Benefit Arrangements.
              -------------------------------------------------

          (a) Except as otherwise provided in this Section, if Ambanc so requests, the Company and any Company Subsidiary shall develop a plan and timetable for terminating each Employee Plan and Benefit Arrangement as of the date of Closing. The Company shall be solely responsible for all costs, expenses, and other obligations whatsoever arising out of or resulting from termination of any Employee Plan or Benefit Arrangement. Neither the Company nor any Company Subsidiary will establish any new benefit plan or arrangement for directors, officers, or employees, or amend any Employee Plan or Benefit Arrangement without Ambanc's prior written approval, except as otherwise provided in this Agreement. In its discretion, Ambanc may merge any of the Employee Plans or Benefit Arrangements of the Company or any Company Subsidiary with similar plans of Ambanc or the Bank, subject to Ambanc or the Bank complying with the obligations set forth in subparagraphs (c), (d) and (e) below.

          (b) With respect to any Employee Plan or Benefit Arrangement that provides for vesting of benefits, there shall be no discretionary acceleration of vesting, except as set forth at Section 4.2(c) of Schedule I or Schedule 4.16(b), except in connection with the termination of any Employee Plan or Benefit Arrangement.

          (c) Ambanc shall assume the obligations of and honor the terms of, and provide substantially identical benefits as set forth in, Savings Restricted Stock Plan and, subject to the provisions of Section 1.8, the Company Option Plan, and all provisions for vested benefits or other vested amounts earned or accrued through the Acquisition Merger Effective Time under the Employee Plans and Benefit Arrangements.

          (d) Ambanc shall assume the obligations of and honor in accordance with their terms, and provide substantially identical benefits as set forth in, the employment, severance and supplemental retirement plan agreements and policies set forth at Schedule 4.16(d). Alternatively and at the sole election of Messrs. Lisicki, Ziskin and Alescio, respectively, such persons may elect to waive their respective rights to a termination payment as a result of a change in control under their existing employment contracts and become a party to an employment contract with Ambanc and/or the Bank in the form set forth at
Schedule 4.16(d) and with the titles and benefits set forth therein, which compensation and benefits shall not be less than that payable under such persons' current employment agreements. The supplemental retirement plan for Messrs. Lisicki and Ziskin may be amended to permit vesting of benefits on an annual basis.

          (e) The Company's Employee Stock Ownership Plan (the "Company ESOP") shall be terminated in accordance with its terms as of the Acquisition Merger Effective Time.

          (f) This Section 4.16(e) shall be construed as an agreement as to which the officers and employees of Company and Savings referred to herein are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

     4.17     Amendment of Savings' Federal Stock Charter.  Company and
             --------------------------------------------
Savings will take all actions necessary to effectuate an amendment to Section 8 of Savings' Federal Stock Charter to make inapplicable to Ambanc and Bank the restrictions therein, provided that Company and Savings may make such amendment contingent upon consummation of the Merger.

     4.18     Environmental Reports.  Ambanc, at its expense, shall undertake
              ---------------------
within 15 days of the date hereof to order, and shall within 40 days (subject to extension with the consent of the Company) after ordering, receive, a Phase I Environmental Risk Report (as contemplated in OTS Thrift Bulletin #16) ("Report") on (i) all commercial real estate owned by, (ii) all offices and premises used as facilities by, and (iii) all properties which serve as security for any commercial real estate loan having an original principal balance of $500,000 or more of the Company and Savings. Failure to order such Report on any particular properties within such 15 day period shall constitute a waiver of such condition with respect to such property. In the event that Ambanc believes in good faith that such Report indicates a reasonable likelihood that the costs to cleanup, remove, remediate, or take any other action necessary to bring any such property or properties into material compliance with Company's or any Company Subsidiary's obligations under any environmental laws exceed $250,000 in the aggregate, Ambanc shall, within 15 days of its receipt of such Report, provide Company with written notice to that effect. Ambanc shall thereafter undertake to order within 15 days of receipt of such Report and shall within 30 days of ordering receive a Phase II Environmental Report (as contemplated in OTS Thrift Bulleting #16) to confirm such belief. Failure to order such Phase II report ("Phase II Report") on any particular properties within such 15 day period shall constitute a waiver of such condition with respect to such property. Ambanc shall within seven days of receipt of such Phase II Report either deliver written notice to Company of its termination of this Agreement in that the aggregate costs to cleanup, remove, remediate or take such other action necessary to bring such properties into material compliance with the Company's or any Company Subsidiary's obligations under any environmental laws will exceed $250,000 determined in good faith and that Ambanc shall elect to terminate this Agreement, or Ambanc shall deliver in writing notice of its waiver of the condition contained at Section 5.2(i) hereof. Failure to deliver such written notice of its termination of the Agreement shall constitute waiver of this condition as provided at Section 5.2(i). Ambanc shall deliver complete copies of all Phase I and Phase II reports to Company within five days of receipt of any such reports. The contents of such reports shall remain confidential whether or not the Merger is consummated.

     4.19     Advisory Board of Directors.  Promptly after the Acquisition
              ---------------------------
Merger Effective Time, the board of directors of Ambanc shall create a special committee of the board for the purpose of providing an orderly transition to a smaller board of directors. In addition, on or immediately following the Acquisition Merger Effective Time, Ambanc shall create an advisory board of directors and shall appoint three persons selected by the Company, in consultation with Ambanc, to the advisory board of directors. Advisory directors shall be paid an advisory director board fee in an amount to be determined.

     4.20     Appointment of President and CEO.  By January 1, 1999, or sooner
              --------------------------------
by mutual consent, Ambanc's Board of Directors shall appoint John M. Lisicki as President and Chief Executive Officer of Ambanc, at no less than the total value of the salary, board fees and other benefits he is receiving from the Company and Savings as of the date of the Closing. Additionally, immediately upon the Bank Merger Effective Time, Ambanc and the Bank's Board of Directors shall appoint John M. Lisicki as President and Chief Executive officer of the Bank, as the surviving institution, at no less than the total value of the salary, board fees and other benefits he is receiving from the Company and Savings as of the date of the Closing. Payment by Ambanc shall offset payment obligations by the Bank and vice versa, such that the total payment due Mr. Lisicki shall not be less than his total salary, board fees and other benefits from the Company and Savings as of the Closing. This Section 4.20 shall be construed as an agreement as to which Mr. Lisicki is intended to be a third party beneficiary and shall be enforceable by such person and his heirs and representatives.

     4.21     Approvals and Registration.  Ambanc will use its best efforts to
              --------------------------
prepare and file (a) with the SEC, the Registration Statement, (b) with the OTS, an application of Ambanc as a savings and loan holding company to acquire Savings, and (c) with the Nasdaq Stock Market, an application for the listing of the shares of Ambanc Common Stock issuable upon the Acquisition Merger, subject to official notice of issuance. Ambanc covenants and agrees that all information furnished by Ambanc for inclusion in the Registration Statement, the Prospectus/Proxy Statement, and all applications and submissions for the required consents and approvals will comply in all material respects with the provisions of applicable law, including the 1933 Act and 1934 Act and the rules and regulations of the SEC and OTS, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Ambanc will furnish to the investment bankers advising the Company such information as they may reasonably request for purposes of the fairness opinion referred to in
Section 5.3(h).

     4.22     Notice of Adverse Changes.  Ambanc will promptly advise the
              -------------------------
Company in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Ambanc contained in this Agreement or the Ambanc Schedules, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any material adverse change in the financial condition or results of operations of Ambanc or any Ambanc subsidiary, (c) any inability or perceived inability of Ambanc to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of material litigation or administrative proceeding involving Ambanc or its assets which, if determined adversely to Ambanc, would have a material adverse effect on Ambanc and Ambanc subsidiaries taken as a whole or the Merger, (e) any governmental complaint, investigation, or hearing or communication indicating that such litigation or administrative proceeding is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Ambanc subsequent to the date hereof and prior to the Acquisition Merger Effective Time, under any agreement, indenture or instrument to which Ambanc is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Ambanc and the Ambanc Subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. Ambanc agrees that the delivery of such notice shall not constitute a waiver by the Company of any of the provisions of this Agreement.

     4.23     Further Actions.  Ambanc will: (a) execute and deliver such
              ---------------
instruments and take such other actions as the Company may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of the Company and Savings set forth in Section 5.3 hereof are satisfied.

     4.24     Further Transactions.
              --------------------

          (a) Ambanc continually evaluates possible acquisitions and may, prior to the Acquisition Merger Effective Time, enter into one or more agreements providing for, and may consummate the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include Ambanc Common Stock. In addition, prior to the Acquisition Merger Effective Time, Ambanc may, depending on market conditions and other factors, otherwise determine to issue equity-linked or other securities for financing purposes. Notwithstanding the foregoing, Ambanc will not take any action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code or (ii) materially impede or delay receipt of any required consent or approval or the consummation of the transactions contemplated by this Agreement.

          (b) If Ambanc or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then in each such case, Ambanc or such successor or assign shall take such actions as shall be necessary for the successors or assigns of Ambanc to assume the obligations of Ambanc set forth in this Article IV.

                                    ARTICLE V
               CONDITIONS TO THE MERGER; TERMINATION OF AGREEMENT

     5.1     General Conditions.  The obligations of Ambanc, the Bank, the
             ------------------
Company and Savings to effect the Acquisition Merger and the Bank Merger shall be subject to the following conditions:

          (a)     Stockholder Approval and Effectiveness of Charter Amendment.
                  -----------------------------------------------------------
The holders of the outstanding shares of Company Common Stock and Ambanc Common Stock shall have approved this Agreement and the Acquisition Merger as specified in Section 1.7 hereof or as otherwise required by applicable law and the Charter Amendment shall be effective under applicable law.

          (b)     No Proceedings.  No order, decree or injunction shall have
                  --------------
been entered and remain in force  restraining or  prohibiting  the Merger in any
legal,   administrative,   arbitration,   investigatory  or  other   proceedings
(collectively, "Proceedings").

          (c)     Government Approvals.  To the extent required by applicable
                  --------------------
law or regulation, all approvals of or filings with any governmental authority (collectively, "Governmental Approvals"), including without limitation those of the OTS, the FDIC, the Federal Trade Commission, DOJ, the SEC, and any state securities or Blue Sky authorities, shall have been obtained or made and any waiting periods shall have expired in connection with the consummation of the Merger. All other statutory or regulatory requirements for the valid consummation of the Merger and related transactions shall have been satisfied.

          (d)     Registration Statement.  The Registration Statement shall
                  ----------------------
have been declared effective and shall not be subject to a stop order of the SEC and, if the offer and sale of Ambanc Common Stock in the Merger pursuant to this Agreement is subject to the Blue Sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

          (e)     Federal Tax Opinion.  Receipt of an opinion of Silver,
                  -------------------
Freedman & Taff, L.L.P., in form and content reasonably satisfactory to Ambanc and the Company, to the effect that (i) the Acquisition Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) the exchange in the Acquisition Merger of Company Common Stock for Ambanc Common Stock will not give rise to gain or loss to shareholders of the Company with respect to such exchange (except to the extent of any cash received), (iii) neither the Company nor Ambanc will recognize gain or loss as a consequence of the Acquisition Merger or the Bank Merger, (iv) the basis of the Ambanc Common Stock (including any fractional share for which cash is received) will equal the basis of the Company Common Stock for which it is exchanged, and (v) the holding period of such Ambanc Common Stock (including any fractional share for which cash is received) will include the holding period of the Company Common Stock for which it is exchanged, assuming that such Company Common Stock is a capital asset in the hands of the holder thereof at the Acquisition Merger Effective Time. In addition, no condition or set of facts or circumstances shall exist at the Acquisition Merger Effective Time which will either preclude any of the parties to this Agreement from satisfying the terms or conditions of, or assumptions made in, the tax opinion referred to in this Section 5.1(e), as the case may be, or result in any of the factual assumptions contained in such tax opinion being untrue.

     5.2     Conditions to Obligations of Ambanc and Bank.  The obligations of
             --------------------------------------------
Ambanc and Bank to effect the Merger and the transactions contemplated herein shall be subject to the following additional conditions to the extent not waived:

          (a)     Opinion of Counsel for Company.  Ambanc shall have received
                  ------------------------------
from Malizia, Spidi, Sloane & Fisch, P.C. an opinion dated as of the Closing covering the matters to be set forth in Exhibit 5.2(a).

          (b)     Required Consents.  In addition to Governmental Approvals,
                  -----------------
Company and Savings shall have obtained all necessary third party consents or approvals required by or in connection with the Merger, the absence of which would materially and adversely affect Company and the Company Subsidiaries, taken as a whole. In this connection, the Company and Savings shall use their reasonable best efforts to obtain consents from all lessors to their respective real estate leases that may be required for consummation of the Merger.

          (c)     Company Accountants' Letter.   Ambanc at its expense shall
                  ---------------------------
have received from KPMG Peat Marwick LLP letters dated the date of mailing the Prospectus/Proxy Statement and the date of the Closing to the effect that: (i) with respect to the Company they are independent accountants within the meaning of the 1933 Act and 1934 Act and the applicable rules and regulations thereunder, (ii) it is their opinion that the audited consolidated financial statements of the Company included in or incorporated by reference into the Prospectus/Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1934 Act and the applicable published accounting rules and regulations thereunder, (iii) on the basis of such procedures as are set forth therein but without performing an examination in accordance with generally accepted auditing standards nothing has come to their attention which would cause them to believe that (A) any unaudited interim consolidated financial statements appearing in the Prospectus/Proxy Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1934 Act and the published rules and regulations thereunder; (B) said unaudited interim consolidated financial statements are not stated on a basis substantially consistent with that of the audited financial statements; (C) (1) at the date of the latest available consolidated financial statements of the Company and at a specific date not more than five (5) business days prior to the date of each such letter there has been, except as specified in such letter, any increase in the outstanding capital stock, or indebtedness for borrowed money of the Company (other than deposits and Federal Home Loan Bank advances with a maturity of one year or less) or any decrease in the stockholders' equity thereof as compared with amounts shown in the latest statement of consolidated financial condition included in the Prospectus/Proxy Statement, or (2) for the period from the date of the latest audited consolidated financial statements of the Company included in or incorporated by reference into the Prospectus/Proxy Statement to a specific date not more than five (5) business days prior to the date of each such letter, there were, except as specified in such letter, any decreases, as compared with the corresponding period in the preceding year, in consolidated net income for Company excluding expenses associated with the Merger, or any increase, as compared with the corresponding period in the preceding year, in the provision for loan losses for Company, (iv) they have performed certain specific procedures as a result of which they determined that certain information of an accounting, financial or statistical nature included in the Prospectus/Proxy Statement and requested by Ambanc and agreed upon by such accountants, which is expressed in dollars (or percentages obtained from such dollar amounts) and obtained from accounting records of the Company's accounting system or which has been derived directly from such accounting records by analysis or computation is in agreement with such records or computations made therefrom (excluding any questions of legal interpretation), and (v) on the basis of such procedures as are set forth in such letter, nothing came to their attention with respect to the Company which would cause them to believe that the pro forma financial statements had not been properly compiled on the pro forma basis described therein.

          (d)     No Material Adverse Change.  Between the date of this
                  --------------------------
Agreement and the date of Closing, there shall not have occurred any material adverse change in the financial condition, business, results of operations or assets of Company and the Company Subsidiaries, taken as a whole, other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles which impairs both Savings and other comparably sized thrift institutions in a substantially similar manner, and other than any such change attributable to or resulting from changes in economic conditions applicable to depository institutions generally or in general levels of interest rates affecting both Savings and other comparably sized thrift institutions to a similar extent and in a similar manner. No payments made or expenses incurred in accordance with Section 4.16 hereof or otherwise contemplated by this Agreement shall be deemed to constitute a material adverse change under this Section 5.2(d).

          (e)     Representations and Warranties to be True; Fulfillment of
                  ---------------------------------------------------------
Covenants and Conditions.  The representations and warranties of the Company
------------------------
and Savings  shall be true in all material  respects at the  Acquisition  Merger
Effective Time with the same effect as though made at the Acquisition Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) except for events or occurrences arising after the date of this Agreement, which individually or collectively, are not reasonably likely to result in a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; Company and Savings shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on their parts to be performed or complied with at or prior to the Acquisition Merger Effective Time; and Company shall have delivered to Ambanc a certificate, dated the Acquisition Merger Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

          (f)     No Litigation.  Neither the Company nor any Company
                  -------------
Subsidiary shall be a party to any pending litigation, reasonably probable of being determined adversely to the Company or any Company Subsidiary, which would have a material adverse effect on the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole.

          (g)     Regulatory Approval.  All Governmental Approvals required
                  -------------------
hereunder to consummate the transactions contemplated hereby shall have been obtained without the imposition of any conditions which Ambanc reasonably and in good faith determine to be unduly burdensome upon the conduct of the business of Ambanc or the Bank.

          (h)     Affiliates Letters.  Ambanc shall have received the letter
                  ------------------
agreements from all affiliates of the Company as contemplated in Section 4.7(i) herein.

          (i)     Environmental Reports. Ambanc shall not have exercised its
                  ---------------------
right to terminate this Agreement pursuant to Section 4.19.

          (j)     Execution of Option Agreement.  Company shall have granted
                  -----------------------------
to Ambanc the option referred to in the Option Agreement not later than April 22, 1998.

     5.3     Conditions to Obligations of Company and Savings.  The
             ------------------------------------------------
obligations of Company and Savings to effect the Acquisition Merger and the transactions contemplated herein shall be subject to the following additional conditions:

          (a)     Opinion of Counsel for Ambanc.  The Company shall have
                  -----------------------------
received from Silver, Freedman & Taff, L.L.P., special counsel to Ambanc, an opinion dated as of the Closing covering the matters to be set forth in Exhibit 5.3(a).

          (b)     Representations and Warranties to be True; Fulfillment of
                  ---------------------------------------------------------
Covenants and Conditions.  The representations and warranties of Ambanc and
------------------------
the Bank  shall  be true in all  material  respects  at the  Acquisition  Merger
Effective Time with the same effect as though made at the Acquisition Merger Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Ambanc and the Bank shall have performed all obligations and complied with each covenant, in all material respects, and all conditions under this Agreement on their parts to be performed or complied with at or prior to the Acquisition Merger Effective Time; and Ambanc shall have delivered to Company a certificate, dated the Acquisition Merger Effective Time and signed by its chief executive officer and chief financial officer, to such effect.

          (c)     Ambanc Common Stock.  A certificate or certificates for the
                  -------------------
required number of whole shares of Ambanc Common Stock, as determined pursuant to Section 1.3 hereof, and cash for fractional share interests, as so determined, shall have been delivered to the Exchange Agent.

          (d)  Required Consents.  In addition to Governmental Approvals,
               -----------------
Ambanc and the Bank shall have obtained all necessary third party consents or approvals in connection with the Merger, the absence of which would materially and adversely affect Ambanc and the Ambanc Subsidiaries, taken as a whole.

          (e)     Nasdaq Stock Market Listing.  The shares of Ambanc Common
                  ---------------------------
Stock issuable pursuant to this Agreement shall have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance.

          (f)     No Material Adverse Change.  Between the date of this
                  --------------------------
Agreement and the date of Closing, there shall not have occurred any material adverse change in the financial condition, business, results of operations or assets of Ambanc and the Ambanc Subsidiaries, taken as a whole, other than any such change attributable to or resulting from any change in law, regulation or generally accepted accounting principles which impairs both the Bank and other comparably sized thrift institutions in a substantially similar manner, other than any such change attributable to or resulting from changes in economic conditions applicable to depository institutions generally or in general levels of interest rates affecting both the Bank and other comparably sized thrift institutions to similar extent and in a similar manner.

          (g)     No Litigation.  Neither Ambanc nor any Ambanc subsidiary
                  -------------
shall be a party to any pending litigation, reasonably probable of being determined adversely to Ambanc or any Ambanc Subsidiary, which would have a material adverse effect on the business, financial condition or results of operations of Ambanc and the Ambanc Subsidiaries, taken as a whole.

          (h)     Fairness Opinion.  The Company shall have received, as of
                  ----------------
the date of Prospectus/Proxy Statement or as of a date not more than five business days prior thereto, the favorable written opinion of its investment banking firm regarding the fairness from a financial point of view of the consideration to be received by the shareholders of the Company in the Acquisition Merger.

          (i)     Absence of Regulatory Agreements.  Neither Ambanc nor any of
                  --------------------------------
the Ambanc Subsidiaries, including the Bank, shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any supervisory letter from, any governmental authority which restricts materially the conduct of Ambanc's business or has a material adverse effect upon the Acquisition Merger or upon the financial condition of Ambanc and the Ambanc Subsidiaries taken as a whole, and neither Ambanc nor the Ambanc Subsidiaries shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

     5.4     Termination of Agreement and Abandonment of Merger.  This
             --------------------------------------------------
Agreement may be terminated at any time before the Acquisition Merger Effective Time, whether before or after approval thereof by shareholders of Company and Ambanc, as provided below:

          (a)     Mutual Consent.  By mutual consent of the parties, evidenced
                  --------------
by their written agreement.

          (b)     Closing Delay.  At the election of either party, evidenced
                  -------------
by written notice, if the Closing shall not have occurred on or before January 31, 1999, or such later date as shall have been agreed to in writing by the parties; provided, however, that the right to terminate under this Section 5.4(b) shall not be available to any party whose failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

          (c)     Conditions to Ambanc Performance Not Met.  By Ambanc upon
                  ----------------------------------------
delivery of written notice of termination to Company if any event occurs which renders impossible the satisfaction in any material respect one or more of the conditions to the obligations of Ambanc and the Bank to effect the Merger set forth in Sections 5.1 and 5.2 and noncompliance is not waived by Ambanc, provided, however, that the right to terminate under this Section 5.4(c) shall not be available to Ambanc where Ambanc's or Bank's failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

          (d)     Conditions to Company Performance Not Met.  By the Company
                  -----------------------------------------
upon delivery of written notice of termination to Ambanc if any event occurs which renders impossible of satisfaction in any material respect one or more of the conditions to the obligations of Company and Savings to effect the Merger set forth in Sections 5.1 and 5.3 and noncompliance is not waived by Company, provided, however, that the right to terminate under this Section 5.4(d) shall not be available to the Company where the Company's or Savings' failure to perform an obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date.

           (e)      Decline in Stock Price.  By the Company if it determines
                    ----------------------
by a vote of the majority of the members of its Board of Directors, and notifies Ambanc, at any time during the five (5) day period commencing two (2) business days after the Determination Date and if both of the following conditions are satisfied:

          (i) the Average Closing Price of Ambanc Common Stock is less than $15.70 (adjusted as set forth in the last sentence of this Section 5.4(e)); and

                      (ii) (x) the number obtained by dividing the Average Closing Price on the Determination Date by the Starting Price (such number being referred to herein as the "Ambanc Ratio") shall be less than (y) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.20 from the quotient in this clause
(ii)(y) (such number being referred to herein as the "Index Ratio");

     If the Company elects to terminate this Agreement pursuant to this Section 5.4(e), it shall give notice to Ambanc within the aforementioned five (5) day period, provided such notice may be withdrawn at any time. During the five (5) day period commencing with its receipt of such notice, Ambanc shall have the option of adjusting the Exchange Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the product of $15.70 multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (ii) a number equal to a quotient (rounded to the nearest one-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Ambanc Ratio. If Ambanc makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 5.4(e) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this
Section 5.4(e).

     For purposes of this Section 5.4(e), the following terms shall have the meaning indicated:

     "Average Closing Price" shall mean the average of the per share closing prices of the Ambanc Common Stock as reported on the NASDAQ National Market for the 20 consecutive trading days ending on the Determination Date as reported by The Wall Street Journal, expressed in decimal figures carried to five figures.

     "Determination Date" means the tenth (10th) trading day prior to the Closing Date.

     "Index Group" means the 19 financial institution companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company is removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 19 financial institution companies and the weights attributed to them are as follows:



Financial Institution             Shares Outstanding           Weighting %
 Holding Company                   As of 12/31/97

Ameriana Bancorp                     3,233,207                  3.89%
Catskill Financial Corp.             4,775,732                  5.75
First Defiance Financial             8,527,683                 10.27
First Federal Bancshares of AR       4,896,063                  5.89
FSF Financial Corp.                  3,045,575                  3.67
FFLC Bancorp Inc.                    3,747,173                  4.51
Fidelity Financial of Ohio           5,592,665                  6.73
First Mutual Bancorp Inc.            3,507,070                  4.22
Bayonne Bancshares Inc.              9,088,581                 10.94
FirstSpartan Financial Corp.         4,430,000                  5.33
Home Bancorp of Elgin Inc.           6,855,799                  8.25
Home Bancorp                         2,385,325                  2.87
Monterey Bay Bancorp Inc.            3,229,679                  3.89
Peekskill Financial Corp.            3,126,915                  3.76
SFS Bancorp Inc.                     1,208,472                  1.45
Teche Holding Co.                    3,437,530                  4.14
Western Ohio Financial Corp.         2,352,236                  2.83
Warwick Community Bancorp            6,606,548                  7.95
Yonkers Financial Corp.              3,020,763                  3.64
                                                               -------
                                                              100.00%


          "Index Price," on a given date, means the weighted average (weighted in accordance with the Weighing Factors above, which were calculated with reference to the outstanding shares listed above) of the closing prices on such date of the common stock of the companies comprising the Index Group.

          "Starting Date" means April 22, 1998.

          "Starting Price" means $19.625 per share.

     If Ambanc or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 5.4(e).

                                    ARTICLE VI
                   TERMINATION OF OBLIGATIONS; PAYMENT OF EXPENSES

     6.1     Termination; Lack of Survival of Representations and Warranties.
             ---------------------------------------------------------------
In the event of the termination and abandonment of this Agreement pursuant to Sections 5.1, 5.2, 5.3 or 5.4 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 2.7 and 3.7 (Brokers and Finders), 4.8 (Publicity), this Section 6.1, 6.2 (Expenses) and 8.2 (Confidentiality) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 5.4(c) or 5.4(d) of this Agreement shall not relieve the breaching party from liability for an uncured intentional and willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     The representations, warranties, covenants and agreements of the parties set forth in this Agreement shall not survive the Acquisition Merger Effective Time, and shall be terminated and extinguished at the Acquisition Merger Effective Time, and from and after the Acquisition Merger Effective Time none of the parties hereto shall have any liability to the other on account of any breach or failure of any of those representations, warranties and agreements; provided, however, that the foregoing clause shall not (i) apply to agreements and covenants of the parties which by their terms are intended to be performed after the Acquisition Merger Effective Time, and (ii) shall not relieve any person of liability for fraud, deception or intentional misrepresentation.

     6.2     Payment of Expenses.  Each of the parties hereto shall bear and
             -------------------
pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

                                ARTICLE VII
                    CERTAIN POST-MERGER AGREEMENTS

     7.1     Reports to the SEC.  Ambanc shall continue to file all reports
             ------------------
and data with the SEC necessary to permit the shareholders of Company who may be deemed "underwriters" (within the meaning of Rule 145 under the 1933 Act) of Company Common Stock to sell the Ambanc Common Stock received by them in connection with the Merger pursuant to Rules 144 and 145(d) under such Act if they would otherwise be so entitled.

     7.2     Employees.  Employees of the Company and the Company Subsidiaries
             ---------
who become employees of Ambanc or an Ambanc Subsidiary after the Acquisition Merger Effective Time shall be eligible to participate in all benefit plans sponsored by Ambanc or any Ambanc Subsidiary to the same extent as other similarly situated Ambanc or any Ambanc Subsidiary employees, (i) with full credit for prior service with the Company or Company Subsidiaries for purposes of vesting, eligibility for participation and other purposes other than determining the amount of benefit accruals under any defined benefit plan, (ii) without any waiting periods, evidence of insurability, or application of any pre-existing condition limitations, and (iii) with full credit for claims arising prior to the Acquisition Merger Effective Time for purposes of deductibles, out-of-pocket maximums, benefit maximums and all other similar limitations for the applicable plan year during which the Merger is consummated. Ambanc shall honor all accrued vacation leave for the employees of Company and the Company Subsidiaries following the Acquisition Merger Effective Time. Except as otherwise provided herein, the Company's health and dental insurance plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of the Company and the Company Subsidiaries are integrated into Ambanc's or other applicable Ambanc Subsidiary's health and dental insurance plans. Ambanc and the Ambanc Subsidiaries shall take such steps as are necessary or required to integrate the employees of the Company and the Company Subsidiaries in such plans as soon as practicable after the Acquisition Merger Effective Time.

                                ARTICLE VIII
                                  GENERAL

     8.1     Amendments.  Subject to applicable law, this Agreement may be
             ----------
amended, whether before or after any relevant approval of shareholders, by an agreement in writing executed in the same manner as this Agreement and authorized or ratified by the Boards of Directors of the parties hereto, provided that, after the adoption of the Agreement by the shareholders of the Company, no such amendment without further shareholder approval may reduce the amount or change the form of the consideration to be received by the Company shareholders in the Merger.

     8.2     Confidentiality.  All information disclosed hereafter by any
             ---------------
party to this Agreement to any other party to this Agreement, including, without limitation, any information obtained pursuant to Section 4.1 hereof, shall be kept confidential by such other party and shall not be used by such other party otherwise than as herein contemplated except to the extent that (i) it was known by such other party when received, (ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) it is necessary or appropriate to disclose to the OTS, the FDIC or any other regulatory authority having jurisdiction over the parties or their subsidiaries or as may otherwise be required by law, or
(iv) to the extent such duty as to confidentiality is waived by the other party. In the event of the termination of this Agreement, each party shall use all reasonable efforts to return upon request to the other parties all documents (and reproductions thereof) received from such other parties (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 8.2.

     8.3     Governing Law.  This Agreement and the legal relations between
             -------------
the parties shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account a provision regarding choice of law, except to the extent certain matters may be governed by federal law by reason of preemption.

     8.4     Notices.  Any notices or other communications required or
             -------
permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed, if to Ambanc or Bank, to

                    Ambanc Holding Co., Inc.
                    11 Division Street
                    Amsterdam, New York 12010-4303
                    Attention: Robert J. Brittain
                               President and Chief Executive Officer
          with a copy to:

                    Silver, Freedman & Taff, L.L.P.
                    1100 New York Avenue, N.W.

                    Suite 700 E
                    Washington, DC  20005
                    Attention: James S. Fleischer, P.C.

          and if to Company or Savings, to

                    AFSALA Bancorp, Inc.
                    161 Church Street
                    Amsterdam, New York 12010
                    Attention: John M. Lisicki
                               President and Chief Executive Officer

          with a copy to:

                    Malizia, Spidi, Sloane & Fisch, P.C.
                    1301 K Street, N.W.
                    Suite 700 East
                    Washington, D.C.  20005
                    Attention: John J. Spidi

or such other address as shall be furnished in writing by any such party, and any such notice or communication shall be deemed to have been given two business days after the date of such mailing (except that the notice of change of address shall not be deemed to have been given until received by the addressee). Notices may also be sent by telegram, telex, facsimile transmission or hand delivery and in such event shall be deemed to have been given as of the date received.

     8.5     No Assignment.  This Agreement may not be assigned by any of the
             -------------
parties hereto, by operation of law or otherwise, without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     8.6     Headings.  The description heading of the several Articles and
             --------
Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     8.7     Counterparts.  This Agreement may be extended in one or more
             ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

     8.8     Construction and Interpretation.  Except as the context otherwise
             -------------------------------
requires, (a) all references herein to any state or federal regulatory agency shall also be deemed to refer to any predecessor or successor agency, and (b) all references to state and federal statutes or regulations shall also be deemed to refer to any successor statute or regulation.

     8.9     Entire Agreement.  This Agreement, together with the schedules,
             ----------------
lists, exhibits and certificates required to be delivered hereunder, and any amendment hereafter executed and delivered in accordance with Section 8.1, constitutes the entire agreement of the parties, and supersedes any prior written or oral agreement or understanding among any of the parties hereto pertaining to the Merger, except for the Confidentiality and Non-Disclosure Agreement between the Company and Ambanc dated February 12, 1998, which shall remain in full force and effect. This Agreement is not intended to confer upon any other persons any rights or remedies hereunder except as expressly set forth herein.

     8.10     Severability.  Whenever possible, each provision of this
              ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

     8.11     No Third Party Beneficiaries.  Nothing in this Agreement shall
              ----------------------------
entitle any person (other than the Company, Savings, Ambanc or the Bank and their respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind, except as otherwise expressly provided herein.

     8.12     Enforcement of Agreement.  The parties hereto agree that
              ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunder duly authorized, all as of the date set forth above.

AMBANC HOLDING CO., INC.               AFSALA BANCORP, INC.


By:   /s/ Robert J. Brittain            By: /s/ John M. Liscki
      ------------------------              ------------------------------
Name: Robert J. Brittain              Name: John M. Lisicki
Title:  President and Chief          Title: President and Chief
          Executive Officer                   Executive Officer


AMSTERDAM SAVINGS BANK, FSB          AMSTERDAM FEDERAL BANK



By:   /s/ Robert J. Brittain              By: /s/ John M. Liscki
      ------------------------                 --------------------------
Name:  Robert J. Brittain                Name: John M. Lisicki
Title: President and Chief              Title: President and Chief
        Executive Officer                       Executive Officer